SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

HECLA MINING COMPANY
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

April 5, 2010

Dear Fellow Shareholders:

     I am pleased to invite you to attend the Annual Meeting of Shareholders of Hecla Mining Company to be held on Friday, May 21, 2010, at 10:00 a.m., Pacific Daylight Time, at The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center, located at 1765 W. Golf Course Road, Coeur d’Alene, Idaho. The Corporate Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters expected to come before the meeting.

     For the second year, we have elected to take advantage of the Securities and Exchange Commission “e-proxy” rules allowing us to furnish proxy materials through the Internet. By using e-proxy rules, we can expedite shareholders’ receipt of our proxy materials, while lowering the costs for printing and delivery, as well as reducing the environmental impact. I strongly encourage you to sign up for electronic delivery of future proxy materials in order to conserve natural resources and help save costs in producing and distributing these materials. For more information, please see “Electronic Delivery of Proxy Materials and Annual Reports” on page 2 of the Proxy Statement or the instructions included in the Important Notice Regarding the Availability of Proxy Materials.

     It is important that your shares be represented at our Annual Meeting of Shareholders, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person, especially since recent rule changes no longer allow brokers to vote in routine matters, such as the elections of directors and the approval of new stock incentive plans, without shareholder instructions. Since a majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please promptly vote your shares by following the instructions for voting on the Important Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement or on your proxy card. A self-addressed envelope is enclosed for your convenience in returning the proxy card. No postage is required if mailed in the United States. By doing so, shareholders can help avoid the necessity and expense of hiring a proxy solicitation firm to assure a quorum.

     We sincerely hope you will be able to attend and participate in our Annual Meeting of Shareholders. We welcome the opportunity to meet with many of you and give you a firsthand report on our progress. On behalf of your Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Phillips S. Baker, Jr.
President and Chief Executive Officer

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company will be held at The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center located at 1765 W. Golf Course Road, Coeur d’Alene, Idaho, on Friday, May 21, 2010, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

(1)	To vote on the election of the three nominees nominated by the Board of Directors for election as directors of Hecla Mining Company, to serve for a three-year term or until their respective successors are elected and have qualified;

(2)	To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 400,000,000 to 500,000,000;

(3)	To approve the adoption of our 2010 Stock Incentive Plan and to reserve up to 20,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan;

(4)	To ratify the selection of BDO Seidman, LLP, as our independent registered public accounting firm for 2010; and

(5)	To act upon all other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 23, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders and at any adjournment thereof. We are not currently aware of any other business to be brought before the Annual Meeting of Shareholders.

     A list of shareholders eligible to vote will be available at Hecla’s corporate offices, located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho, beginning May 10, 2010. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting of Shareholders.

By Order of the Board of Directors

Michael B. White
Corporate Secretary
April 5, 2010

Note to Beneficial Owners. To our beneficial owners, please note that effective January 1, 2010, New York Stock Exchange and Securities and Exchange Commission rule changes no longer permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to routine matters, such as uncontested elections of directors and the approval of new stock incentive plans. You must instruct your bank, broker or nominee how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares FOR the election of directors and for our new stock incentive plan. Please refer to the accompanying notice and Proxy Statement for additional information regarding each of the proposals and the Annual Meeting of Shareholders.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 21, 2010

i

ii

iii

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
____________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Friday, May 21, 2010
10:00 a.m. Pacific Daylight Time
____________

     This Proxy Statement is being furnished by the Board of Directors (“Board”) of Hecla Mining Company, a Delaware corporation (“we,” “our,” “us,” “Hecla,” or the “Company”), to holders of shares of Hecla’s common stock, par value $0.25 per share, in connection with the soliciting of proxies to be voted at our Annual Meeting of Shareholders to be held on Friday, May 21, 2010, at 10:00 a.m., Pacific Daylight Time, and any adjournment thereof (“Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center, located at 1765 W. Golf Course Road, Coeur d’Alene, Idaho.

     This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

     The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting and/or our Proxy Statement and 2009 Annual Report are being mailed or made available to shareholders entitled to vote at the Annual Meeting, on or about April 5, 2010.

GENERAL INFORMATION

Advice to Beneficial Holders of Shares of Common Stock

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR COMPANY, AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

     Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial shareholders”) should note that only proxies submitted by shareholders whose names appear on the records of our Company as the registered holders of shares of common stock can be recognized and acted upon at our Annual Meeting. If shares of common stock are listed in an account statement provided to a shareholder by a broker or other nominee, then in almost all cases those shares of common stock will not be registered in the shareholder’s name on the records of our Company and are most likely registered under the names of the shareholders’ broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee and custodian for many Canadian brokerage firms). Beneficial shareholders should ensure that instructions respecting the voting of their shares of common stock with respect to the election of directors and the approval of the new stock incentive plan are communicated to the appropriate person, as without specific instructions, brokers and/or nominees are prohibited from voting shares for their clients.

     Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings, unless the beneficial shareholders have waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of common stock are voted at our Annual Meeting. The form of proxy supplied to a beneficial shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered shareholders by our Company. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) (formerly, ADP Investor Communication Services in the United States and Independent Investor Communications Company in Canada). Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial shareholders and the beneficial shareholders return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at our Annual Meeting. A beneficial shareholder receiving a Broadridge proxy cannot use that proxy to vote shares of our common stock directly at our Annual Meeting – the proxy must be returned to Broadridge well in advance of our Annual Meeting in order to have the shares of common stock voted.

     Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our Annual Meeting and vote his or her shares of common stock.

Electronic Delivery of Proxy Materials and Annual Reports

     If you are a shareholder of record, you may request and consent to electronic delivery of future proxy materials and annual reports by following the instructions on your proxy card. If your shares are held in street name, please contact your broker, bank or other nominee and ask about the availability of electronic delivery. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and you will be sent an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report. Your consent to electronic delivery will remain in effect until you revoke it. If you selected electronic delivery last year, we will not mail the materials to you this year and you will receive an e-mail message with the Internet address where you may access the proxy materials and annual report for the current year.

     This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Important Notice Regarding the Availability of Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials

     The Securities and Exchange Commission (the “SEC”) has adopted rules that permit us to provide proxy materials to our shareholders electronically by posting the materials on a publicly accessible website. Accordingly, on April 5, 2010, we began mailing the Important Notice Regarding the Availability of Proxy Materials (“Notice”) to all shareholders of record as of March 23, 2010, and posted this Proxy Statement, and our 2009 Annual Report, which includes our Annual Report on Form 10-K for the calendar year ended December 31, 2009 (“Proxy Materials”) on the website referenced in the Notice. As more fully described in the Notice, all shareholders may choose to access our Proxy Materials on the website referred to in the Notice or may request to receive a printed set of our Proxy Materials. In addition, shareholders may request to receive Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis. You may also access our Proxy Materials at http://phx.corporate-ir.net/phoenix.zhtml?c=63202&p=proxy.

     When you view our Proxy Materials on the website specified in the Notice, no “cookies” or other tracking features will collect your information and your anonymity will be protected. Any e-mail address you provide solely to request a copy of the Proxy Materials will not be shared with any third party or used for any other purpose other than to facilitate delivery of the Proxy Materials.

     Importantly, the Notice will contain a 12-digit control number that you will need to access the Proxy Materials, to request printed copies of the Proxy Materials, and to vote your shares by telephone or by Internet. For this reason, we recommend that you retain the Notice through the date of our Annual Meeting.

     We will furnish to any shareholder (without charge) a copy of our Annual Report on Form 10-K for the calendar year ended December 31, 2009, as filed with the SEC, except for exhibits, upon written or oral request to Hecla Mining Company, Attention: Jeanne DuPont, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408; telephone: 208-769-4100. You can also access our SEC filings, including our annual reports on Form 10-K, and all amendments thereto, on the SEC website at http://www.sec.gov/edgar.shtml or on our website at http://www.hecla-mining.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

     The purpose of the Annual Meeting is as follows:

1.	To vote on the election of the three nominees nominated by the Board of Directors for election as directors of Hecla Mining Company, to serve for a three-year term or until our Annual Meeting of Shareholders in 2013;

2.	To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 400,000,000 to 500,000,000;

3.	To approve the 2010 Stock Incentive Plan and to reserve up to 20,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan;

4.	To ratify the selection of BDO Seidman, LLP, as our independent registered public accounting firm for 2010; and

5.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Proxies

     A “proxy” is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Phillips S. Baker, Jr., our President and Chief Executive Officer and Michael B. White, our Corporate Secretary, as proxies for the Annual Meeting.

     When you sign the proxy card, you appoint Phillips S. Baker, Jr. and Michael B. White as your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (or at any adjournment) as you have instructed them on your proxy card or, if no instruction is given, as set forth in the following paragraph. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.

     Properly signed and dated proxies received by us prior to or at the Annual Meeting will be voted as instructed on the proxies or, in the absence of such instruction: (i) FOR the election to the Board of Directors of the persons nominated by the Board; (ii) FOR the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock; (iii) FOR the approval of the 2010 Stock Incentive Plan; (iv) FOR the ratification of the appointment of our independent registered public accounting firm for 2010; and (v) in accordance with the best judgment of the persons named in the proxy on any other matter which may properly come before the Annual Meeting.

     We are not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters come before the Annual Meeting for a shareholder vote, your proxy gives authority to Phillips S. Baker, Jr., and Michael B. White to vote on such matters at their discretion.

Revoking a Proxy

     If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:
  By sending a written notice of revocation to our Corporate Secretary prior to the vote at the Annual Meeting, at our principal executive offices:
Hecla Mining Company
Attn: Corporate Secretary
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, ID 83815-9408
  By submitting a later-dated proxy to our Corporate Secretary prior to the vote at the Annual Meeting; or

  By voting in person at the Annual Meeting.
     If you hold your shares in street name, you should contact your broker, financial institution or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

     We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from the registered owner to vote at the meeting.

Record Date, Shares Outstanding and Quorum

     Holders of record of our common stock at the close of business on March 23, 2010 (the “Record Date”) are entitled to vote on all matters presented at the Annual Meeting. As of the Record Date, 242,175,828 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Shares of our common stock that are held by us in our treasury are not counted as shares outstanding and will not be voted. Each such share is entitled to one vote. To be effective, a matter presented for a vote of shareholders at the Annual Meeting must be acted upon by a quorum.

     The presence at the Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on the particular proposal.

     All shares of our common stock owned by you as of the close of business on the Record Date may be voted by you. These shares include: (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker, financial institution or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Broker Non-votes

     Brokers, financial institutions or other nominees holding shares in street name for their customers are generally required to vote the shares in the manner directed by their customers. If their customers do not give instructions, brokers may vote the shares on routine matters, but not on non-routine matters. Even though the election of directors under this Proxy Statement is uncontested, the election of directors is considered a “non-routine” matter, as is the approval of the 2010 Stock Incentive Plan, and brokers may not vote shares held in street name for their customers in relation to these proposals. The amendment to the Certificate of Incorporation and the ratification of the appointment of our independent registered public accounting firm for calendar year 2010, are considered “routine” matters and brokers are permitted to vote shares held in street name for their customers on these items.

Required Vote

     In accordance with our Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the Record Date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business.

     Under New York Stock Exchange (“NYSE”) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is only permitted to exercise its discretion to vote your shares on certain “routine” matters. Proposal 1 (Election of Directors) and Proposal 3 (Approval of the 2010 Stock Incentive Plan) are not “routine” matters, whereas Proposal 2 (Increase in Authorized Shares) and Proposal 4 (Ratification of appointment of BDO Seidman, LLP) are “routine” matters. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposal 3, your broker may not exercise discretion and may not vote your shares. This is called a “broker non-vote.” For voting requirement purposes for Proposal 1 and Proposal 3, broker non-votes are considered to be shares represented by proxy at the Annual Meeting but are not considered to be shares “entitled to vote” or “votes cast” at the Annual Meeting. As such, a broker non-vote will not be counted as a vote “FOR” or “WITHHELD” with respect to a director in Proposal 1 and, therefore, will have no effect on the outcome of the vote on Proposal 1. Similarly, a broker non-vote will not be counted as a vote “FOR” or “AGAINST” Proposal 3 and, therefore, will have no effect on the outcome of the vote on Proposal 3 if the total votes cast on Proposal 3 represent over 50% of the outstanding shares of our common stock. A broker non-vote will have the effect of a vote “AGAINST” Proposal 3 if the total votes cast on Proposal 3 do not represent over 50% of the outstanding shares of our common stock. Proxies marked “WITHHELD” or “ABSTAIN” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on each of the proposals and will have the effect of a vote “AGAINST” a director or a proposal.

     Proposal 1 - Election of Directors. Directors are elected by vote of the holders of a majority of the outstanding shares of our common stock, present in person, or by proxy, at the Annual Meeting entitled to vote thereon. A properly executed proxy card marked “WITHHELD” with respect to the election of directors will not be voted and will not count “FOR” any of the nominees for which the vote was withheld.

     Proposal 2 - Approval of amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock. Adoption of the proposed amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock will require the affirmative vote of the holders of a majority of outstanding shares of common stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against the proposal.

     Proposal 3 - Approval of the 2010 Stock Incentive Plan. The adoption of the 2010 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person, or by proxy, at the Annual Meeting entitled to vote thereon, provided that the total number of votes cast on the proposal is greater than 50% of the total number of shares entitled to vote. Abstentions will have the effect of a vote against the proposal.

     Proposal 4 - Ratification of selection of BDO Seidman, LLP. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, the Board feels that it is important for the shareholders to approve the selection of BDO Seidman, LLP. A vote of the holders of a majority of the outstanding shares of our common stock, present in person, or by proxy at the Annual Meeting entitled to vote thereon is required to approve the ratification of the selection of BDO Seidman, LLP, as our independent registered public accounting firm for 2010. Abstentions and broker non-votes will have the effect of a vote against the proposal.

     Discretionary voting by proxies on other matters. Aside from the election of three directors, approval of the amendment to the Certificate of Incorporation, approval of the 2010 Stock Incentive Plan, and the ratification of the selection of BDO Seidman, LLP, we do not know of any other proposal that may be presented at the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Phillips S. Baker, Jr., and Michael B. White to vote on such matters at their discretion.

Board of Directors Recommendations

     Our Board recommends that you vote your shares (i) FOR the election of all director nominees to the Board; (ii) FOR the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock; (iii) FOR approval of the 2010 Stock Incentive Plan; and (iv) FOR the selection of BDO Seidman, LLP, as our independent registered public accounting firm for 2010.

“Shareholder of Record” versus “Beneficial Owner”

     Most of our shareholders hold their shares through a broker, financial institution or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

     Beneficial Owner. If your shares are held in a stock brokerage account or by a financial institution or other nominee, you are considered the beneficial owner of shares held in “street name,” and these Proxy Materials are being forwarded to you by your broker, financial institution or other nominee, which is considered with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the shareholder of record with voting instructions, your shares may constitute broker non-votes on certain matters.

How to Vote

To vote by mail:
  Mark, sign and date your proxy card; and

  Return your proxy card in the enclosed postage-paid envelope.

To vote over the Internet:
  Have your proxy card available;

  Log on to the Internet and visit the website noted on your proxy card;

  Follow the instructions provided; and

  Do not mail your proxy card.
To vote by telephone:
  Have your proxy card available;

  Call the toll-free number listed on your proxy card;

  Follow the recorded instructions; and

  Do not mail your proxy card.
To vote in person if you are a registered shareholder of record:
  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Deliver your completed proxy card or ballot in person.
To vote in person if you hold your shares in “street name” (through a broker, financial institution or other nominee):
  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Obtain from your broker, financial institution or other nominee a document that allows you to vote the shares held for your benefit, attach that document to your completed proxy card or ballot and deliver it in person.
To vote your shares after receiving the Important Notice Regarding the Availability of Proxy Materials:

     If you received a Notice, please follow the instructions contained in the Notice on how to vote by telephone or by Internet.

To vote your 401(k) Plan shares:

     If you participate in the Hecla Mining Company Capital Accumulation Plan and hold shares of our common stock in your plan account as of the Record Date, you will receive a request for voting instructions from the plan trustee (“Vanguard”) with respect to your plan shares. If you hold your Hecla shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m., Eastern Daylight Time, on May 20, 2010, the Hecla shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by filing with Vanguard either a written notice of revocation or a properly executed proxy bearing a later date prior to the deadline for voting plan shares.

Inspectors of Election

     The Board has appointed representatives from Broadridge Financial Solutions, Inc., to act as independent inspectors at the Annual Meeting. The inspectors of election appointed for the meeting will count the votes cast by proxy or in person at the Annual Meeting. We will announce the voting results at the meeting and publish final results in a Form 8-K filed within four business days of the Annual Meeting.

Costs of Solicitation

     We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, assembling, printing, mailing and distributing these Proxy Materials. We have hired Broadridge Financial Solutions, Inc., to assist us in mailing these Proxy Materials. Additionally, we may hire a proxy solicitor to help reach the quorum requirement or to assist in acquiring votes “FOR” each of the proposals. We will pay a reasonable fee in relation to these services. Solicitations may be made personally or by mail, facsimile, telephone, or via the Internet. However, if you choose to access the Proxy Materials over the Internet, you are responsible for any Internet access charges you may incur. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of common stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Hecla’s Transfer Agent

     Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
800-937-5449

Householding of Proxy Materials

     Many brokerage firms, financial institutions and transfer agents have instituted “householding” procedures for beneficial owners and shareholders of record. Householding is when a single copy of our Proxy Materials is sent to a household in which two or more shareholders reside if they appear to be members of the same family. This practice is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources.

     If you are a beneficial owner, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of our Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

     Shareholders of record who share an address and would like to receive a separate copy of our Proxy Materials for future annual meetings, or have questions regarding the householding process, may contact our transfer agent, American Stock Transfer & Trust Company, either by written request or by phone at the address and phone number listed above. By contacting American Stock Transfer & Trust Company, shareholders of record sharing an address can also request delivery of multiple copies of our Proxy Materials in the future.

Direct Registration

     The Direct Registration System (“DRS”) is a system that allows your shares in Hecla to be held in your name in book-entry form, without having a physical certificate issued. You retain full ownership of your shares, and you have the same rights and privileges as holders of shares held in certificate form. You may request a physical certificate at any time, although it is generally easier and more efficient to maintain your shares in non-certificated form. The benefits of DRS are:
  Provides accurate, quick and cost-efficient transfers between our transfer agent and your broker/dealer;

  Ensures secure electronic transfer of your securities;

  Reduces the risk with physical certificates being processed, including turnaround delays, mail losses and risks associated with stolen, forged or counterfeit securities;

  You will receive a periodic annual statement, either from your brokerage firm or our transfer agent. Unlike a physical security, if you lose the statement it’s easy to get another one; and

  It is generally safer to own your shares in book-entry form because there are no certificates to be stolen, lost or destroyed. There is also no need to rent a safe-deposit box or other safe place to keep the certificates, and you do not have to send them in the mail or insure them.
     You can contact our transfer agent, American Stock Transfer & Trust Company at the address and telephone number listed above for more information on DRS.

PROVISIONS OF HECLA’S BYLAWS
WITH RESPECT TO SHAREHOLDER PROPOSALS AND
NOMINATIONS FOR ELECTION AS DIRECTORS

     You may submit proposals for consideration at future annual shareholder meetings, including director nominations as follows:

Shareholder proposals at the 2011 Annual Meeting of Shareholders

     Our Bylaws establish procedures governing the eligibility of nominees for election to our Board, and the proposal of business to be considered by our shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, a shareholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a)	As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange

Act of 1934 (the “Exchange Act”), as amended, and Rule 14a-11 thereunder, including such person’s written consent to being named in our Proxy Statement as a nominee and to serve as a director if elected;

(b)	As to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in our Proxy Statement, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

(ii) the class and number of shares of the Company, which are owned beneficially, and of record by such shareholder or beneficial owner.

     The applicable time period for timely shareholder submissions pursuant to the above provisions for the 2011 Annual Meeting of Shareholders is January 20, 2011 (the 120th day preceding the anniversary of the 2010 Annual Meeting) to February 19, 2011 (the 90th day preceding such anniversary).

     The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholder proposals to be included in next year’s Proxy Statement

     In addition to the foregoing section, we will comply with Rule 14a-8 under the Exchange Act with respect to any shareholder proposals that meet the requirements. We will review shareholder proposals intended to be included in our Proxy Statement for the 2011 Annual Meeting of Shareholders, which are received by us at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, no later than December 2, 2010. Such proposals must be submitted in writing and should be sent to the attention of our Corporate Secretary.

     You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Identifying and Evaluating Nominees for Directors

     General Principles and Procedures. The Corporate Governance and Directors’ Nominating Committee (“Committee”) uses a variety of methods for identifying and evaluating nominees for director. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business. In the event vacancies are anticipated, or arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the Board for election at the next annual meeting of shareholders.

     We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving us the benefit of familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, the process for identifying nominees reflects our practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

     The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. Board members should possess such attributes and experience as are necessary for the Board as a whole to contain a broad range of personal characteristics, including diversity of backgrounds, management skills, engineering, accounting, finance, and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

     In general, and as more fully outlined in our Bylaws and Corporate Governance Guidelines, in evaluating director candidates for election at annual meetings of shareholders, the Committee will: (i) consider if the candidate satisfies the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines; (ii) consider factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; (iii) consider the contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, with such diversity being considered among the other desirable attributes of the Board; (iv) assess the performance of an incumbent director during the preceding term; (v) consider each candidate’s ability to devote sufficient time and effort to his or her duties as a director; (vi) consider a candidate’s independence and willingness to consider all strategic proposals; (vii) any other criteria established by the Board and any core competencies or technical expertise necessary to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties; and (viii) determine whether there exists any special, countervailing considerations against nomination of the candidate.

Shareholder Nominees

     The Committee will consider persons recommended by shareholders as nominees for election as directors. Our Bylaws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth on page 9. Shareholders who wish to submit a proposed nominee to the Committee should send written notice to the Corporate Governance and Directors’ Nominating Committee Chairman, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, within the time period set forth on page 10. The notification should set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Committee will consider shareholder nominees on the same terms as nominees selected by the Committee.

     Regardless of how a candidate is brought to the Committee, qualified candidates are subjected to one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Director Qualifications, Evaluation, and Nomination

     The Committee believes that nominees for election to the Board should also possess certain minimum qualifications and attributes. The nominee must: (i) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (ii) not be involved in ongoing litigation with the Company or be employed by an entity that is engaged in such litigation; and (iii) not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

     In connection with the director nominees who are up for re-election at the Annual Meeting, the Committee also considered the nominees’ roles in: (i) overseeing the Company’s efforts in complying with its SEC disclosure requirements; (ii) assisting in improving the Company’s internal controls and disclosure controls; (iii) assisting with the strategic plan of the Company; and (iv) implementing the Company’s mission statement and strategic plan. Directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning.

     In addition to fulfilling the above criteria, all three of the nominees for re-election are considered independent under the NYSE rules. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, executive management, accounting, finance, mining, and board service. In the case of the incumbent directors whose terms of office are set to expire, the Committee reviewed such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

     The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Corporate Governance and Directors’ Nominating Committee and the Board to determine that the person should serve as a director for the Company.

PROPOSAL 1 – ELECTION OF DIRECTORS

     Our current Bylaws require the Board to have not less than five nor more than nine members, and may be increased or decreased from time to time by resolution approved by the affirmative vote of a majority of the Board. The current Board is composed of eight directors.

     In accordance with our Certificate of Incorporation, the Board is divided into three classes. The terms of office of the directors in each class expire at different times. There are three directors whose terms will expire at the Annual Meeting. The nominees are Ted Crumley, Charles B. Stanley and Terry V. Rogers.

     At a meeting held by the Corporate Governance and Directors’ Nominating Committee in February 2010, the Corporate Governance and Directors’ Nominating Committee determined that the three current directors whose terms are expiring were qualified candidates and recommended to the Board that they stand for re-election at the Annual Meeting.

     The Board designated Ted Crumley, Charles B. Stanley and Terry V. Rogers as nominees for election as directors of the Company, each for a three-year term expiring in 2013.

     It is intended that the proxies solicited hereby from our shareholders will be voted FOR the election of Ted Crumley, Charles B. Stanley and Terry V. Rogers, unless authority to do so has been withheld. The Board knows of no reason why the nominees will be unable or unwilling to accept election. However, if any nominee becomes unable or is unwilling to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors’ Nominating Committee of the Board. If substitute nominees are selected, proxies will be voted in favor of such nominees, unless authority to do so has been withheld.

Information About Board Nominees and Continuing Directors

     The following information with respect to the business experience of nominees for election to the Board and the members of the Board who will continue to serve as our directors has been furnished by the nominee or director, or obtained from our records.

Nominees for Election to the Board – Term Ending at the 2010 Annual Meeting

     If elected, the nominees will each serve for a three-year term ending in 2013. The nominees are as follows:

     TED CRUMLEY, 61, a director of the Company since 1995, was the Executive Vice President and Chief Financial Officer of OfficeMax Incorporated (distributor of office products) from January 2005 until his retirement in December 2005. He was also Senior Vice President of OfficeMax Incorporated from November 2004 to January 2005; and Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to 2004.

     Key attributes, experience and skills: Mr. Crumley has over 30 years experience in management, finance and accounting in the natural resources industry, understands all aspects of the Company’s mining business as he has served on Hecla’s Board since 1995, and he is the longest standing member of the Board and, as such, also holds the position of Chairman of the Board. It is these attributes that led the Board to conclude that Mr. Crumley should continue to serve as a director of Hecla.

     CHARLES B. STANLEY, 51, a director of the Company since 2007, has been Chief Operating Officer of Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company), since March 2008; Executive Vice President and Director of Questar Corporation, since 2002; President and Chief Executive Officer, Questar Market Resources, Inc., Wexpro Company (management and development, cost-of-service properties), Questar Exploration and Production Company (oil and gas exploration and production), Questar Gas Management Company (gas gathering and processing) and Questar Energy Trading Company (wholesale marketing and storage), since 2002.

     Key attributes, experience and skills: Mr. Stanley has an extensive background in natural resources and is intimately familiar with the financial reporting, disclosure, governance, and control requirements imposed on public companies by various regulatory agencies because of his experience as an executive officer of an SEC registrant, in which he is required to certify the Company’s filings with the SEC. It is these attributes that led the Board to conclude that Mr. Stanley should continue to serve as a director of Hecla.

     TERRY V. ROGERS, 63, a director of the Company since 2007, was the Senior Vice President and Chief Operating Officer of Cameco Corporation (world’s largest uranium producer) from February 2003 until his retirement in June 2007. He was the former President of Kumtor Operating Company (a gold producing company and a division of Cameco Corporation) from 1999 to 2003 and has currently served on the Board of Directors of Centerra Gold Inc. (a gold mining company) since February 2003.

     Key attributes, experience and skills: Mr. Rogers has over 30 years experience in the mining industry where he held several executive positions with major mining companies and their subsidiaries worldwide. His duties included decision-making processes which established the strategic direction of those companies. He has experience in operating mining projects, including being a mine manager and overseeing all aspects of production, engineering, planning and administrative services. Mr. Rogers also has vast experience in opencast, open-pit and underground operations in coal, gold, and uranium mines around the world. It is these attributes that led the Board to conclude that Mr. Rogers should continue to serve as a director of Hecla.

     The Board recommends that shareholders vote “FOR” the election of Ted Crumley, Charles B. Stanley and Terry V. Rogers.

     Our directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date in accordance with our Bylaws.

Continuing Members of the Board – Term Ending at the 2011 Annual Meeting

     PHILLIPS S. BAKER, JR., 50, a director since 2001, has been our Chief Executive Officer since May 2003 and has served as our President since November 2001. He served as Hecla’s Chief Financial Officer from May 2001 to June 2003; Chief Operating Officer from November 2001 to May 2003; and Vice President from May 2001 to November 2001. He has also served as a Director of Questar Corporation since February 2004.

     Key attributes, experience and skills: As our Chief Executive Officer for nearly seven years and our President and a director since 2001, Mr. Baker is intimately familiar with Hecla and all of its operations, and is unique in his institutional knowledge of the Company. His over 23 years experience with mining companies is a key component of our Board’s collective experience. Mr. Baker has served on the board of other publicly held mining and natural resource companies and holds legal and accounting degrees, each of which provides additional experience and skills that are helpful to our Board. It is these attributes that lead the Board to conclude that Mr. Baker should continue to serve as a director of Hecla.

     DR. ANTHONY P. TAYLOR, 68, a director since 2002, has been the Chief Executive Officer and Director of Gold Summit Corporation (a public Canadian minerals exploration company), since October 2003. He was also President of Gold Summit Corporation from October 2003 to October 2009. He was the President, Chief Executive Officer and Director of Millennium Mining Corporation (a private Nevada minerals exploration company) from January 2000 to October 2003. He also served as a Director of Greencastle Resources Limited (an exploration company) from December 2003 to June 2008. Since October 2001, he has served as President and Director of Caughlin Preschool Co. (a private Nevada corporation that operates a preschool).

     Key attributes, experience and skills: Dr. Taylor has over 45 years experience in the mining industry in all levels of exploration from a field geologist to senior management. He has extensive experience in lead, zinc, nickel, copper, gold and silver exploration in Alaska, Europe, Australia, South Africa, North and South America. It is these attributes that led the Board to conclude that Dr. Taylor should continue to serve as a director of Hecla.

     DAVID J. CHRISTENSEN, 48, a director since 2003, has been the Chief Executive Officer of ASA Limited (a closed-end investment company) since February 2009. He served as Vice President - Investments of ASA Limited from May 2007 to February 2009; Vice President - Corporate Development of Gabriel Resources Ltd. (a Canadian-based resource company) from October 2006 to March 2008; and Research Analyst with Credit Suisse First Boston (an investment banking firm) from October 2002 to August 2003. Mr. Christensen had previously served as a director of the Company from May 2002 to October 2002.

     Key attributes, experience and skills: Mr. Christensen’s entire career has been spent as an analyst of precious metals producers, which provides the background needed to evaluate the potential to add shareholder value over the long-term. He is familiar with all aspects of the precious metals industry and currently serves as an executive officer of a precious metals closed-end investment company. It is these attributes that led the Board to conclude that Mr. Christensen should continue to serve as a director of Hecla.

Continuing Members of the Board – Term Ending at the 2012 Annual Meeting

     GEORGE R. NETHERCUTT, JR., 65, a director since 2005, has been a Principal of Nethercutt Consulting LLC (a strategic planning and consulting firm), since January 2007. He has served as Chairman of The George Nethercutt Foundation (a non-profit student leadership and civics education charity), since 2007; Of Counsel, Paine Hamblen LLP (a law firm), since August 2005; Of Counsel, Lee & Hayes PLCC (a law firm), since September 2009; a Board Member of Washington Policy Center (a public policy organization providing analysis on issues relating to the free market and government regulation), since January 2005; a Board Member of ARCADIS Corporation (an international provider of knowledge-based consulting services in the areas of infrastructure, environment and buildings), since May 2005; a Board Member, Juvenile Diabetes

Research Foundation International (a charity and advocate of juvenile diabetes research worldwide), since June 2005. He also served as U.S. Chairman of the Permanent Joint Board on Defense - U.S./Canada from April 2005 to December 2009; Principal, Lundquist, Nethercutt & Griles, LLC (a strategic planning and consulting firm) from February 2005 to January 2007; Member, U.S. House of Representatives from 1995 to 2005; Member, Subcommittee on Interior, Agriculture and Defense Appropriations from 1995 to 2005; Member, Committee on Science and Energy from 1998 to 2005; and Vice Chairman, Defense Subcommittee on Appropriations from 2000 to 2004.

     Key attributes, experience and skills: Mr. Nethercutt has an extensive political background, including working in the U.S. Senate in Washington, D.C., where he focused on issues relating to oil and gas, natural resources, mining and commerce. He served as chief of staff to a U.S. Senator in Alaska, where he worked on such issues as agriculture, fisheries, timber and mining. While serving as a U.S. Congressman, his focus was on natural resources policy, mining legislation and environmental policies on public lands. Mr. Nethercutt’s consulting business consists of representing clients with mining and natural resources issues. He has been a member of the Washington State Bar Association since 1972 and holds a Juris Doctor degree where he gained experience and expertise in business, natural resources and mining law. It is these attributes that led the Board to conclude that Mr. Nethercutt should continue to serve as a director of Hecla.

     JOHN H. BOWLES, 64, a director since 2006, was a Partner in the Audit and Assurance Group of PricewaterhouseCoopers LLP (an accounting firm) from April 1976 until his retirement in June 2006. He has served as a Director of Boss Power Corp. (a mineral exploration company) since September 2007; Treasurer, Mining Suppliers Association of British Columbia (an association of providers of equipment, products and related services to the British Columbia mining industry), since May 1999; and Director Emeritus, Ducks Unlimited Canada (a national, private, non-profit wetland conservation organization), since March 1996. He also served as a Director of HudBay Minerals Inc. (a zinc, copper, gold and silver mining company) from May 2006 to March 2009. He was appointed a Fellow of the British Columbia Institute of Chartered Accountants in December 1997, and appointed a Fellow of the Canadian Institute of Mining and Petroleum in May 2003.

     Key attributes, experiences and skills: Mr. Bowles is a chartered accountant and specialized in the audits of public companies in the mining industry. He is currently serving as a board member for a mineral exploration company, and previously served as a director for a zinc, copper, gold and silver mining company. It is these attributes that led the Board to conclude that Mr. Bowles should continue to serve as a director of Hecla.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table shows the number and percentage of the shares of common stock beneficially owned by each current director, director nominee and current executive officer of Hecla, and by all current directors and executive officers as a group, as of March 23, 2010. On that date, all of such persons together beneficially owned an aggregate of approximately 1.1% of the outstanding shares of our common stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so.

		Shares Beneficially Owned
Name of Beneficial					Percent of
Owner	Title of Class	Number		Nature	Class
Phillips S. Baker, Jr.		676,027	4	Direct1
President and CEO		131,579		RSU2
		760,218		Vested Options3
	Common	1,567,824			*
Ronald W. Clayton		40,165	5	Direct1
Senior Vice President - Operations		43,860		RSU2
		119,406		Vested Options3
	Common	203,431			*
Dr. Dean W.A. McDonald		63,246		Direct1
Vice President - Exploration		36,550		RSU2
		135,505		Vested Options3
	Common	235,301			*
Don Poirier		48,212		Direct1
Vice President - Corporate		29,240		RSU2
Development		99,604		Vested Options3
	Common	177,056			*
James A. Sabala		14,042		Direct1
Senior Vice President and CFO		43,860		RSU2
		125,158		Vested Options3
	Common	183,060			*
David C. Sienko6		10,000		RSU
Vice President and General Counsel		15,000		Options
	Common	25,000			*
John H. Bowles		15,068		Indirect7
Director	Common	15,068			*
David J. Christensen		10,318		Direct1
Director		21,132		Indirect7
	Common	31,450			*
Ted Crumley		4,000		Direct1
Director		41,184		Indirect7
	Common	45,184			*
George R. Nethercutt, Jr.		16,483		Indirect7
Director	Common	16,483			*
Terry V. Rogers		10,231		Indirect7
Director	Common	10,231			*
Charles B. Stanley		10,231		Indirect7
Director	Common	10,231			*
Dr. Anthony P. Taylor		34,645		Indirect7
Director		8,000		Direct1
	Common	42,645			*
	Series B Preferred	100		Direct8	**
All current directors, nominee
directors and officers as a group	Common	2,562,964			1.1%
(13 individuals)	Series B Preferred	100			**

____________________

*	Represents beneficial ownership of less than one percent, based upon 242,175,828 shares of our common stock issued and outstanding as of March 23, 2010.

**	Represents beneficial ownership of less than one percent, based upon 157,816 shares of our Series B Cumulative Convertible Preferred Stock issued and outstanding as of March 23, 2010.

1.	“Direct” means shares held of record and any shares beneficially owned through a trust, broker, financial institution, or other nominee, and which the officer or director has sole or shared voting power.

2.	“RSU” means restricted stock units held in the Key Employee Deferred Compensation Plan. On May 28, 2010, the restrictions lapse on the restricted stock units and each executive officer listed above will have those shares distributed in the form of shares of our common stock (with the exception of Mr. Sienko). The executive officers do not have any voting power with these restricted stock units until the restrictions lapse.

3.	“Vested Options” means options granted under the 1995 Stock Incentive Plan, which are vested and exercisable within 60 days of March 23, 2010.

4.	320,458 shares are held directly by Mr. Baker, as to which he has sole voting and investment power, and 355,569 shares are held jointly with Mr. Baker’s spouse, as to which Mr. Baker shares voting and investment power.

5.	34,165 shares are held directly by Mr. Clayton, as to which he has sole voting and investment power, and 6,000 shares are held jointly with Mr. Clayton’s spouse, as to which Mr. Clayton shares voting and investment power.

6.	Mr. Sienko was appointed Vice President and General Counsel on January 29, 2010. Under the terms of the 1995 Stock Incentive Plan, he was granted 15,000 stock options with a vesting schedule of 7,500 stock options vesting on August 2, 2010, and the remaining 7,500 stock options vesting on February 1, 2011. Under the terms of the Key Employee Deferred Compensation Plan, the 10,000 restricted stock units were granted with a vesting schedule of 5,000 restricted stock units vesting on February 1, 2011, and the remaining 5,000 restricted stock units vesting on February 1, 2012.

7.	“Indirect” means shares credited to each non-management director, all of which are held indirectly in trust pursuant to our Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See “Compensation of Non-Management Directors” on page 27.

8.	Dr. Taylor holds 100 shares of our Series B Preferred Cumulative Stock. Under the Certificate of Designations of Preferred Stock, each share of preferred stock is convertible at the option of the holder at any time into 3.2154 shares of common stock for each share of preferred stock. If Dr. Taylor converted these 100 preferred shares, he would receive 321 shares of our common stock.

     To our knowledge, as of March 23, 2010, the only “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of our common stock entitled to vote at the Annual Meeting are shown in the table below:

	Name & Address of	Amount & Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership1	Class
Common	Royce & Associates, LLC1	12,613,600	5.2%
	745 Fifth Avenue
	New York, NY 10151
Common	BlackRock, Inc.2	13,403,093	5.5%
	40 East 52nd Street
	New York, NY 10022
Common	Van Eck Associates Corporation3	12,482,173	5.2%
	335 Madison Ave. – 19th Floor
	New York, NY 10017
____________________

1.	Based solely on a Schedule 13G filed with the SEC by Royce & Associates, LLC. Royce & Associates, LLC, has sole voting and dispositive power with respect to all shares.

2.	Based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. BlackRock, Inc., has sole voting and dispositive power with respect to all shares.

3.	Based solely on a Schedule 13G filed with the SEC by Van Eck Associates Corporation. Van Eck Associates Corporation has sole voting and dispositive power with respect to all shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in their ownership of our stock. These persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the calendar year ended December 31, 2009, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Leadership and Risk Oversight

     The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of shareholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and it enhances the Board’s independence and, we believe, senior management’s accountability to the Board. Mr. Crumley is our Chairman of the Board. He chairs meetings of the Board as well as the executive sessions with independent members of the Board. His duties include chairing annual meetings of shareholders, overseeing the preparation of agendas for meetings of the Board, preparing for executive sessions of the Board and providing feedback to the CEO, keeping directors informed through the timely distribution of information and reports, maintaining contact with the CEO and the Company’s General Counsel between meetings to stay current on developments and to determine when it may be appropriate to alert the Board to significant pending developments, serving as a liaison between independent directors and the CEO with respect to sensitive issues, and other matters. Four regular meetings of the Board are held each year and at each regular Board meeting, our non-management directors meet in executive sessions without management present, unless the non-management directors request their attendance.

     The Board is actively involved in the oversight of risks that could affect the Company. The Board, itself and through its committees, regularly discusses our material risk exposures, the potential impact on the Company and the efforts of management it deems appropriate to deal with the risks that are identified. In meetings with senior management, the lead internal auditor and the external independent auditors, the Audit Committee reviews regulatory, financial and accounting risk exposure, reserves and the Company’s internal controls. The Corporate Governance and Directors’ Nominating Committee considers the risks associated with corporate governance with the guidance of corporate and outside counsel. The Compensation Committee, in connection with the performance of its duties, considers risks associated with the elements contained in the Company’s compensation programs.

     The Board also unilaterally considers other risk topics at its meetings, including risks associated with our capital structure, strategic plan, and development activities. Further, the Board is routinely informed by management of developments that could affect our risk profile. The Board’s current role in risk oversight is complemented by our leadership structure as described above.

     For the foregoing reasons, the Company has determined that its leadership structure and risk oversight is appropriate given the Company’s specific circumstances, the management of risk and the Board’s administration of its oversight function.

Board Meetings During 2009

     It is our policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all Board and applicable committee meetings, and each annual meeting of shareholders. Our Board met seven times in calendar year 2009, of which four were regularly scheduled meetings. Each member of the Board attended all meetings of the Board and Board committees of which he was a member in calendar year 2009. All members of the Board also attended last year’s Annual Meeting of Shareholders, which was held in May 2009.

Current Members of the Board

     The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below.

Corporate
Governance and
Directors’
	Executive	Audit	Compensation	Nominating	Technical
Director	Committee	Committee	Committee	Committee	Committee
Phillips S. Baker, Jr.	Chair
John H. Bowles	X	Chair			X
David J. Christensen	X	X		Chair
Ted Crumley, Chairman	X		X
George R. Nethercutt, Jr.			Chair	X
Terry V. Rogers		X	X		X
Charles B. Stanley		X			X
Dr. Anthony P. Taylor			X	X	Chair
2009 Meetings	1	7	3	3	2

Committees of the Board

     The standing committees of the Board are the Executive; Audit; Compensation; Corporate Governance and Directors’ Nominating; and Technical.

     The Board adopted charters for the Audit; Compensation; and Corporate Governance and Directors’ Nominating Committees. You may obtain copies of these charters in the “Corporate” section of our website at http://www.hecla-mining.com under “Governance Documents.”

     Executive Committee. The members of the Executive Committee are Phillips S. Baker, Jr. (Chairman), David J. Christensen, Ted Crumley, and John H. Bowles. The Executive Committee is empowered with the same authority as the Board in the management of our business, except for certain matters enumerated in our Bylaws or Delaware law, which are specifically reserved to the full Board. The Executive Committee met once in 2009.

     Audit Committee. The members of the Audit Committee are John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers, and Charles B. Stanley. The functions of the Audit Committee are described below under the heading “Audit Committee Report.” Each member of the Audit Committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that Messrs. Bowles, Christensen and Stanley each qualify as an audit committee “financial expert” as defined by SEC rules. The Audit Committee met seven times in 2009. The Audit Committee’s Report begins on 24.

     Compensation Committee. The members of the Compensation Committee are George R. Nethercutt, Jr. (Chairman), Ted Crumley, Terry V. Rogers, and Dr. Anthony P. Taylor. Each member of the Compensation Committee is independent within the meaning of the listing standards of the NYSE. The Compensation Committee met three times in 2009. The Compensation Committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer our stock-based plans.

     The Compensation Committee’s objective is to set executive compensation at levels which: (i) are fair and reasonable to the shareholders; (ii) link executive compensation to long-term and short-term interests of the shareholders; and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the shareholders by making a part of each executive officer’s potential compensation depend on the Company’s performance and the officer’s own performance. The retention of executive officers is encouraged by making a portion of the compensation package in the form of awards, which either increase in value, or only have value if the executive officer remains with the Company for specified periods of time.

     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” on page 28.

     Corporate Governance and Directors’ Nominating Committee. The members of the Corporate Governance and Directors’ Nominating Committee are David J. Christensen (Chairman), George R. Nethercutt, Jr., and Dr. Anthony P. Taylor. All members of the Corporate Governance and Directors’ Nominating Committee are independent within the meaning of the listing standards of the NYSE. The Corporate Governance and Directors’ Nominating Committee’s principal functions are to: (i) consider matters of corporate governance; (ii) periodically review our Corporate Governance Guidelines and corporate governance procedures to ensure compliance with the federal securities laws and NYSE regulations; (iii) review any director candidates, including those nominated or recommended by shareholders; (iv) identify individuals qualified to become directors consistent with criteria approved by the Board; (v) recommend to the Board the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board; (vi) review the appropriateness of the size of the Board relative to its various responsibilities; and (vii) recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board. The Corporate Governance and Directors’ Nominating Committee met three times in 2009.

     Additional information on the Corporate Governance and Directors’ Nominating Committee’s purposes are discussed below in the section entitled “Corporate Governance.”

     Technical Committee. The members of the Technical Committee are Dr. Anthony P. Taylor (Chairman), John H. Bowles, Terry V. Rogers, and Charles B. Stanley. The principal function of the Technical Committee is to make recommendations to the Board concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations. The Technical Committee met twice in 2009.

CORPORATE GOVERNANCE

     Our business, operations and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman, our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and operations and by participating in meetings of the Board and its committees. The Board is committed to good business practices, transparency in financial reporting and the highest quality of corporate governance.

Electronic Access to Corporate Governance Documents

     Our corporate governance documents are available on our website at http://www.hecla-mining.com under “Corporate” and then selecting “Governance Documents.” These include: the Corporate Governance Guidelines; the charters of the Audit Committee, Compensation Committee, and the Corporate Governance and Directors’ Nominating Committee of the Board; the Senior Financial Officers’ Code of Ethics; and the Code of Business Conduct and Ethics for Directors, Officers and Employees. The information on the Company’s Internet site is not incorporated by reference into this Proxy Statement.

Family Relationships

     There are currently no family relationships between the directors or executive officers of Hecla.

Corporate Governance Guidelines

     We first adopted Corporate Governance Guidelines in May 2004. These Corporate Governance Guidelines were adopted by the Board to ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to help ensure that the interests of the Board and management align with the interests of the shareholders.

Code of Business Conduct and Ethics

     We believe that operating with honesty and integrity has earned trust from our shareholders, credibility within our community, and dedication from our employees. Our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers many topics, including conflicts of interest, confidentiality, fair dealing, protection and proper use of the Company’s assets and compliance with laws, rules and regulations. In addition to the Code of Business Conduct and Ethics for directors, officers and employees, our Chief Executive Officer, Chief Financial Officer and Controller are also bound by a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

     The Corporate Governance and Directors’ Nominating Committee has adopted procedures to receive, retain, and react to complaints received regarding possible violations of the Code of Business Conduct and Ethics, and to allow for the confidential and anonymous submission by employees of concerns regarding possible violations of the Code of Business Conduct and Ethics. Our employees may submit any concerns regarding apparent violations of the Code of Business Conduct and Ethics to their supervisor, our General Counsel, the Chairman of the Corporate Governance and Directors’ Nominating Committee, or through an anonymous telephone hotline.

Whistleblower Policy

     The Audit Committee adopted a Whistleblower Policy, which encourages our employees to report to appropriate representatives of the Company, without fear of retaliation, certain accounting information relating to possible fraud. Our employees may submit any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to the Audit Committee, our General Counsel, or through an anonymous telephone hotline. The goal of this policy is to discourage illegal activity and business conduct that damages Hecla’s good name, business interests, and our relationship with shareholders.

Director Independence

     Our Corporate Governance Guidelines provide, among other things, that the Board will have a majority of directors who meet the criteria for independence required by the NYSE. In determining independence each year, the Corporate Governance and Directors’ Nominating Committee affirmatively determines whether directors have any “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the Corporate Governance and Directors’ Nominating Committee considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. The Corporate Governance and Directors’ Nominating Committee also reviews the frequency or regularity of services or transactions between the Company and directors, whether the services or transactions are being carried out at arm’s length in the ordinary course of business and whether the services or transactions are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable services or transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. To guide its determination of whether a Director is independent, the Board has adopted the following standards:

     A Director will not be independent if:
  the Director is, or has been, within the last three years, our employee, or an immediate family member1 is, or has been within the last three years, our executive officer2;

  the Director or an immediate family member has received during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  the Director is (i) a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of a firm that is our internal or external auditor and who personally works on the Company’s audit; or (iii) the director or an immediate family member was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time;

  the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

  the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three calendar years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
     Pursuant to our Corporate Governance Guidelines, the Corporate Governance and Directors’ Nominating Committee undertook its annual review of director independence in February 2010. During this review, the Corporate Governance and Directors’ Nominating Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including relationships, if any, reported below under “Certain Relationships and Related Transactions.” The Corporate Governance and Directors’ Nominating Committee also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     After applying the standards set forth above and as a result of review by the Corporate Governance and Directors’ Nominating Committee, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth by the NYSE:

John H. Bowles	Terry V. Rogers
David J. Christensen	Charles B. Stanley
Ted Crumley	Dr. Anthony P. Taylor
George R. Nethercutt, Jr.

     Messrs. Stanley and Baker, both serve as members of the board of directors of Questar Corporation. The Corporate Governance and Directors’ Nominating Committee reviewed this relationship with the Board, and the Board made the affirmative decision that this relationship did not disqualify Mr. Stanley from being independent.
____________________

1	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
2	The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

     Mr. Baker is considered a non-independent inside director because of his employment as our President and Chief Executive Officer.

     Directors are expected to immediately inform the Board of any material change in their circumstances or relationships that may impact their independence.

Director Communications

     Shareholders or other interested parties wishing to communicate with the Chairman or with the non-management directors as a group may do so by delivering or mailing the communication in writing to: Chairman of the Board, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process in which shareholders may communicate with the Board or its members. Please refer to our website at http://www.hecla-mining.com under “Corporate” and then “Governance Documents” for any changes in this process.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

     The Audit Committee consists of John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers, and Charles B. Stanley. Each member of the Audit Committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that John H. Bowles, David J. Christensen, and Charles B. Stanley each qualify as an audit committee “financial expert” as defined by SEC rules.3

     The Audit Committee’s principal functions are to assist the Board in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of our financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of our internal auditor and the independent auditor; and (iv) our compliance with laws and regulations, including disclosure controls and procedures. During 2009, the Audit Committee worked with management, our internal auditor and our independent auditor to address Sarbanes-Oxley Section 404 internal control requirements. The Audit Committee also appoints our independent auditor. The Audit Committee met seven times in 2009.

     The Audit Committee acts under a written charter as amended and restated effective January 1, 2007. You may obtain a copy of the charter in the “Corporate” section of http://www.hecla-mining.com under “Governance Documents.”
____________________

3	Audit Committee “financial expert” is defined as a person who has thorough: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or position performing similar functions; (ii) experience actively supervising one or more such persons; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience and the following attributes: (a) an understanding of Generally Accepted Accounting Principles and financial statements; (b) the ability to assess the general application of Generally Accepted Accounting Principles in connection with the accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

Review of the Company’s Audited Financial Statements for the Calendar Year Ended December 31, 2009

     The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. Our independent auditors are engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States, and the effectiveness of our internal control over financial reporting.

     The Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of the internal control over financial reporting with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. The Audit Committee meets with the internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the calendar year ended December 31, 2009, for filing with the SEC.

Appointment of Auditors

     The Audit Committee has appointed the firm of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for 2010. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for us. However, the Board of Directors feels that it is important for the shareholders to approve the selection of BDO. The Board is asking our shareholders to ratify and approve the selection of BDO as our independent registered public accounting firm for 2010. BDO has served as our independent auditor since 2001. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

Respectfully submitted by
The Audit Committee of the Board of Directors

John H. Bowles, Chairman
David J. Christensen
Terry V. Rogers
Charles B. Stanley

AUDIT FEES

Audit and Non-Audit Fees

     The following table represents fees for professional audit services rendered by BDO for the audit of our annual financial statements for the years ended December 31, 2009, and December 31, 2008, and fees for other services rendered by BDO during those periods.

	2009	2008
Audit Fees	$695,030	$1,030,794
Audit Related Fees	96,600	73,000
Tax Fees	425	31,540
All Other Fees	- -	- -
Total	$792,055	$1,135,334

     Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and fees related to the registration of securities with the SEC.

     Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as consultation on accounting standards or transactions.

     Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services, tax planning and miscellaneous tax research.

     All Other Fees. There were no other fees.

     The Audit Committee considers whether the provision of these services is compatible with maintaining BDO’s independence, and has determined such services for calendar years 2009 and 2008 were compatible with such independence. All of the fees were pre-approved by the Audit Committee. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X promulgated by the SEC, to the extent that rule was applicable during calendar years 2009 and 2008.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

     Directors who are employees of Hecla receive no additional compensation for serving on our Board.

Cash Compensation

     Each non-management director receives an annual fee of $40,000. In addition, each non-management director is eligible to receive the following additional cash compensation: (i) each member of the Audit and Compensation Committees receives an annual fee of $12,000; (ii) each member of the Executive, Technical and Corporate Governance and Directors’ Nominating Committees receives an annual fee of $8,000; (iii) the committee chairman for each of the Audit and Compensation Committees receives an additional annual fee of $8,000; and (iv) the committee chairman for each of the Technical and Corporate Governance and Directors’ Nominating Committees receives an additional annual fee of $4,000. In addition to receiving an annual fee of $40,000 as described above, our Chairman receives an additional annual fee of $50,000, which is paid in quarterly installments of $12,500 each. All of the above annual fees are paid in quarterly installments. No other attendance fees are paid to the non-management directors. We also reimburse our directors for travel and lodging expenses incurred in connection with their attendance at Board and committee meetings, meetings of shareholders, and for traveling to visit our operations.

Equity Compensation

     In March 1995, we adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the “Directors’ Stock Plan”), which became effective following shareholder approval on May 5, 1995. The Directors’ Stock Plan was amended July 18, 2002, February 25, 2004, May 6, 2005, and December 3, 2007. The Directors’ Stock Plan terminates July 17, 2012, and is subject to termination by the Board at any time. Pursuant to the Directors’ Stock Plan, on May 30 of each year, each non-management director is credited with a number of shares determined by dividing $24,000 by the average closing price for Hecla’s common stock on the NYSE for the prior calendar year. Non-management directors joining the Board after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. These shares are held in a grantor trust, the assets of which are subject to the claims of our creditors, until delivered under the terms of the plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a change-in-control of the Company (as defined in the Directors’ Stock Plan); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of common stock, which may be credited pursuant to the Directors’ Stock Plan, is 1,000,000. As of December 31, 2009, there were 712,886 shares remaining ungranted in the Directors’ Stock Plan.

     As described more fully above, the following chart summarizes the annual cash and equity compensation for our non-management directors during 2009. Beyond these items, no other cash compensation, such as consulting fees, was paid to any non-management director.

Non-Management Director Compensation for 2009

	Fees Earned or
	Paid in Cash	Stock Awards1	Total
Director	($)	($)	($)
Ted Crumley, Chairman	110,000	11,961	121,961
John H. Bowles	76,000	11,961	87,961
David J. Christensen	72,000	11,961	83,961
George R. Nethercutt, Jr.	68,000	11,961	79,961
Terry V. Rogers	72,000	11,961	83,961
Charles B. Stanley	60,000	11,961	71,961
Dr. Anthony P. Taylor	72,000	11,961	83,961
____________________

1.	On May 29, 2009, each non-management director received 3,224 shares of our common stock. Based on our closing stock price on the NYSE on May 29, 2009 ($3.71), the grant date fair value for each block of 3,224 shares credited to Messrs. Crumley, Bowles, Christensen, Nethercutt, Rogers, Stanley and Taylor on May 29, 2009, was $11,961.

     As of December 31, 2009, the total amount of shares held in trust pursuant to the terms of the Directors’ Stock Plan, by each of the above-named directors was: Mr. Crumley, 41,184 shares; Mr. Bowles, 15,068 shares; Mr. Christensen, 21,132 shares; Mr. Nethercutt, 16,483 shares; Mr. Rogers, 10,231 shares; Mr. Stanley, 10,231 shares; and Dr. Taylor, 34,645 shares.

     The above-named non-management directors do not receive stock options, non-equity incentive plan compensation, or any other compensation.

     Additional information regarding shares held by the non-management directors is included in the “Security Ownership of Certain Beneficial Owners and Management” table on page 16.

Director Compensation Review Practices

     The Compensation Committee is responsible for annually reviewing the Company’s non-employee director compensation practices in relation to comparable companies. Any changes to be made to non-employee director compensation practices must be recommended by the Compensation Committee for approval by the full Board.

COMPENSATION DISCUSSION AND ANALYSIS

     This Compensation Discussion and Analysis (“CD&A”) describes the principles and decisions underlying our executive compensation program for 2009. It also provides qualitative information regarding the manner and context in which compensation was awarded to and earned by our Named Executive Officers.

Executive Summary

     The Compensation Committee of the Board (the “Committee”) is responsible for establishing and overseeing our executive compensation policies and practices. The Committee has a strong pay-for-performance philosophy and approves programs that seek to align Company and individual goals. To attract and retain top talent, target compensation is set around the median of the competitive market, and a significant portion of total direct compensation is dependent on actual performance measured against annual and long-term performance goals of the Company approved by the Board.

     2009 was a record year for Hecla. Hecla reported net income of $67.8 million, or $0.24 per share in 2009, compared with a net loss of $66.6 million, or $0.57 per share in 2008. Including dividends to holders of our preferred stock, Hecla reported net income of $54.2 million in 2009; compared to a loss of $80.2 million in 2008. A record cash flow of $115 million was generated from operating activities in 2009.

     During 2009, average prices for silver, lead and zinc were lower compared with prices in 2008 while gold prices were higher. Metals prices improved throughout the year and were strongest in the fourth quarter of 2009. The average market price for silver in the fourth quarter of 2009 was $17.98 per ounce, or 72% higher compared to the same period in 2008. The price of gold in the fourth quarter of 2009 averaged $1,102 per ounce and was 39% higher than the average price of $795 per ounce in the fourth quarter of 2008. The average prices of zinc and lead in the fourth quarter of 2009 were $1.01 and $1.04 per pound, respectively, reflecting increases of 87% and 86%, respectively, over the same period in 2008.

     Significant Corporate Accomplishments. The recent credit crisis and related turmoil in the global financial system impacted our business and financial position. However, in 2009 we accomplished the following company achievements:
  We produced a record 10.9 million ounces of silver, which was a 26% increase compared with 2008;

  Production records were also established for lead and zinc with approximately 44,000 tons and 80,000 tons of each produced, respectively;

  Cash costs per ounce of silver after by-product declined significantly from 2008;

  Gross profit increased to $101 million, a record for Hecla;

  Net income, after preferred dividends, increased to $54.2 million, the third highest in Hecla’s 119-year history;

  Cash flow from operating activities of $115 million, a record for Hecla;

  Revenue of $313 million, the highest in a yearly period;

  5% increase in proven and probable silver reserves to 140 million ounces, a record high for Hecla;

  In February 2009, we entered into a definitive agreement for an underwritten public offering of securities for net proceeds of $71 million, which was used to pay down our debt;

  In March 2009, we completed the sale of our processing facility located in Velardeña, Mexico, to ECU Silver Mining Inc. for $8 million in cash and 750,000 shares of ECU common stock;

  In June 2009, we entered into a definitive agreement to sell securities in a private placement for net proceeds of approximately $57.5 million, which was used to pay down our debt;

  In June 2009, we made an $18.2 million prepayment on our term facility principal balance under an additional amendment to our credit facility, leaving a balance of $38.3 million outstanding on the term facility;

  In October 2009, we paid the remaining $38.3 million term facility balance; and

  In October 2009, we entered into a $60 million revolving credit agreement.
     Named Executive Officers. The Named Executive Officers (“NEOs”) that will be discussed throughout this CD&A and in the compensation tables are:

          Phillips S. Baker, Jr., President and CEO
          James A. Sabala, Senior Vice President and Chief Financial Officer
          Ronald W. Clayton, Senior Vice President – Operations
          Dr. Dean W.A. McDonald, Vice President – Exploration
          Don Poirier, Vice President – Corporate Development

Market and Business Context for Compensation Program Design

     Hecla is a precious metals company engaged in the exploration and development of mineral properties and the mining, processing and sale of silver, gold, lead and zinc. We and other companies in our industry continue to face challenges due to the profoundly changed business environment in which we operate. Our strategy is to expand proven and probable reserves in order to increase silver and gold production, while controlling costs.

     Executives with mining-related skills and experience continue to be in demand. In addition, the talent supply in the mining industry continues to be tight, particularly in the United States, due to the closure of several mining schools and fewer people entering into the mining industry over the past couple of decades. As a result, we operate in a highly competitive market for executives. Therefore, recruitment and retention of leadership to manage the Company requires a competitive compensation package.

     Given our emphasis on performance-based compensation, it is critical that our incentive programs reward executives for performance-based measures that they are able to influence. This presents a challenge because we operate in a commodity business, whose revenue, earnings and cash flow is derived from the sale of silver, gold, lead and zinc. To replenish and add to resources, we make substantial and sustained investments in exploration and pre-development activities, at the expense of current earnings. Therefore, we have designed our incentive program to reward achievement in the areas of production, resource growth, cost, financial, human resource management and development of capital and exploration projects rather than on measures that are more directly influenced by metals prices. We have also designed the mix of our incentive programs to balance long- and short-term performance.

Oversight of the Executive Compensation Program

     Role of the Compensation Committee. Our executive compensation program is overseen by the Committee, which is comprised of non-management directors. The Committee directs the design and provides oversight of our executive compensation program. The Committee’s goal is to work with management to balance our financial goals and circumstances with the need to attract, motivate and retain fully qualified and capable individuals we need to meet shareholders’ expectations in a highly volatile industry. The Committee considers payouts under the annual and long-term incentive plans shortly after year-end and compensation levels and incentive targets in the middle of the year. The primary responsibility of the Committee is to review the performance of the executive officers and key employees in connection with achieving our strategic goals, and to help ensure that we are able to attract and retain individuals who can lead us in achieving those goals. The Chairman of the Board with the input of the Committee Chairman also leads an annual analysis of our CEO’s performance, in which all non-management directors evaluate our CEO’s performance. The non-management directors discuss the results of the evaluation during an executive session, from which the CEO is absent, and the Board determines the annual compensation of the CEO.

     Role of Management. The Committee considers input from the CEO in making determinations regarding our executive compensation programs and the individual compensation of each executive officer (other than himself). As part of our annual review process, the CEO reviews the performance of each member of the executive team (other than himself), and their contribution to the overall performance of the Company. Midyear, the CEO presents recommendations regarding base salary adjustments, target annual incentive awards and actual payouts, stock-based grants, and long-term performance unit grants and actual payouts to the Committee. The CEO and senior management also make recommendations to the Committee regarding our annual and long-term quantitative goals and annual qualitative goals for the executive officers (other than the CEO), as well as recommendations regarding the participation in our stock-based compensation plans and amendments to the plans, as necessary.

     The Committee reviews the basis for these recommendations and exercises its discretion in modifying any of the recommendations prior to making its recommendations to the Board.

     Role of Compensation Consultant. The Committee retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and advice regarding executive and director compensation. The Mercer consultant who performs these services reports directly to the Committee chairman. With the consent of the Committee chairman, Mercer has also served as a consultant to management and provided compensation advice and other related services. While acting in this capacity, Mercer provides its final work product to the Committee as well as to management. In the course of conducting its activities during calendar year 2009, Mercer attended one meeting of the Committee and presented its findings and recommendations for discussion.

     The Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Committee remains objective and is not influenced by Hecla’s management. These procedures include: a direct reporting relationship between the Mercer consultant and the Committee; a provision in the Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Committee on Mercer’s financial relationship with Hecla, including a summary of the work performed for Hecla during the preceding 12 months; and written assurances from Mercer that within the Mercer organization, the Mercer consultant who performs services for Hecla has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from its other work for Hecla.

     All decisions regarding our executive and director compensation programs are made by the Committee alone, and may reflect factors and considerations other than the information and advice provided by Mercer.

Evaluation of our Compensation Program

     For the past six years, Hecla’s compensation program has included the components of executive pay described in this CD&A. The Committee has concluded the executive compensation program has successfully attracted and retained executives and properly pays them for performance given the substantial amount of at-risk pay. To realize the value targeted to be paid to each NEO, specific incentives have to be met.

     The following table shows the total amount of actual cash received by our NEOs with respect to salary earned, non-equity incentives paid, and the sale of equity received under awards granted in the years covered by the Summary Compensation Table. It is not designed to replace the Summary Compensation Table, but rather to provide additional, supplemental compensation disclosure through March 23, 2010. Differences from the Summary Compensation Table disclosure are indicated in footnotes 2 and 3.

Total Cash Received by NEOs as of March 23, 2010
(Supplemental Table)

		Total
		Compensation
		Reported in
		the Summary			Non-Equity	Stock Option		All Other
		Compensation			Incentive	Exercises/		Cash	Total Cash
		Table	Salary	Bonus	Plan1	Stock Sold2		Compensation	Received
Name	Year	($)	($)	($)	($)	($)		($)	($)
Phillips S. Baker, Jr.	2009	3,404,009	445,000	- -	1,840,900	887,614	2	- -	3,173,514
	2008	2,113,611	426,250	- -	192,251	- -		- -	618,501
	2007	1,440,849	377,792	- -	497,965	- -		- -	875,757
James A. Sabala	2009	1,148,808	280,000	- -	516,416	547,545	3	- -	1,343,961
	2008	672,918	214,308	- -	46,710	- -		- -	261,018
	2007	- -	- -	- -	- -	- -		- -	- -
Ronald W. Clayton	2009	1,242,477	235,000	- -	542,303	744,758	3	- -	1,522,061
	2008	903,037	226,667	- -	63,922	- -		- -	290,589
	2007	687,144	210,833	- -	185,762	137,072	4	- -	533,667
Dr. Dean W.A. McDonald	2009	904,216	193,000	- -	408,616	292,880	2	- -	894,496
	2008	620,741	187,583	- -	45,182	- -		- -	232,765
	2007	465,353	172,917	- -	121,104	- -		- -	294,021
Don Poirier	2009	724,463	176,000	- -	346,182	174,200	2	- -	696,382
	2008	489,139	169,334	- -	29,056	- -		- -	198,390
	2007	279,019	73,333	- -	41,370	- -		- -	114,703

____________________

1.	This column reflects the Annual Incentive Plan bonus for each respective year, as well as the Long-term Incentive Plan bonus for each respective year as follows:

		Annual	Long-Term
		Incentive Plan	Incentive Plan	Total Cash
Name	Year	Bonus	Bonus	Received
Phillips S. Baker, Jr.	2009	845,500	995,400	1,840,900
	2008	- -	192,251	192,251
	2007	308,000	189,965	497,965
James A. Sabala	2009	336,000	180,416	516,416
	2008	25,500	21,210	46,710
	2007	- -	- -	- -
Ronald W. Clayton	2009	231,240	311,063	542,303
	2008	- -	63,922	63,922
	2007	122,600	63,162	185,762
Dr. Dean W.A. McDonald	2009	195,316	213,300	408,616
	2008	- -	45,182	45,182
	2007	95,600	25,504	121,104
Don Poirier	2009	168,432	177,750	346,182
	2008	- -	29,056	26,056
	2007	31,800	9,570	41,370

2.	Represents the net proceeds paid after the sale of a portion of shares to cover Messrs. Baker, McDonald and Poirier’s tax liabilities for restricted stock that vested on January 4, 2010. Messrs. Baker, McDonald and Poirier retained the remainder of their shares. These amounts are not reported in the Summary Compensation Table because the transaction was done in 2010.

3.	Represents the net proceeds paid to each of Mr. Sabala and Mr. Clayton for the sale of shares that vested on January 4, 2010. A portion of the net proceeds reported was used to pay their tax liabilities for the shares they received. These amounts are not reported in the Summary Compensation Table because the transaction was done in 2010.

4.	Reflects cash received upon the sale of shares underlying stock options or restricted stock units granted in 2007. Does not reflect the FASB ASC Topic 718 expense associated with equity awards.

     Committee Decisions in 2009. The Committee made the following decisions during 2009:
  In February 2009, the Committee determined that there would be no 2008 Annual Incentive Plan bonuses paid to our executive officers, including the NEOs, with the exception of Mr. James A. Sabala, the Company’s Senior Vice President and Chief Financial Officer;

  In February 2009, the Committee approved a payout under the 2006-2008 Long-term Incentive Plan to our executive officers, including the NEOs, in the form of 30% cash and 70% in common stock of the Company, which was restricted until January 2, 2010;

  In May 2009, the Committee determined that with the economic crisis, there would be no base salary increases for any executive officers, including the NEOs; and

  In May 2009, stock options under the 1995 Stock Incentive Plan and restricted stock units under the Key Employee Deferred Compensation Plan were granted to our executive officers, including the NEOs.
     A detailed discussion of these decisions can be found starting on page 43 of this CD&A.

     Committee Decisions in 2010. The Committee met in February 2010 to approve the 2009 Annual Incentive Plan bonus and the 2007-2009 Long-term Performance Plan payout, which amounts are included in the Summary Compensation Table on page 49. The Committee will meet in May 2010 to review our executive compensation program for July 1, 2010 to June 30, 2011. Decisions made for this period will be reported in the Proxy Statement filed in 2011, or if required sooner, in a report filed with the SEC under the Exchange Act.

Executive Compensation Philosophy and Principles

     Our compensation philosophy, which is set by the Committee and approved by the Board, is to provide the compensation and incentives needed to attract, motivate and retain key executives for our long-term success. Our compensation program provides incentives that motivate executive officers to grow reserves and resources and to increase cash flow through production increases or cost reductions. In this way, the compensation program designed by the Committee pays for performance and delivers rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our shareholders. A significant portion of each NEO’s total compensation opportunity is directly related to our growth in resources, production and cash flow. Our executive compensation program is based on the following principles:
  Provide reasonable levels of total compensation that will enable the Company to attract and retain qualified and capable executive talent within its industry, while also controlling costs. An executive’s compensation should be fair and reasonable to shareholders.

  Reward performance by tightly linking compensation to shareholder value. Incentive opportunities should align individual achievement with corporate objectives.

  Incentive compensation should be responsive to our commodity-based cyclical business environment by emphasizing operational performance over performance measures that are more directly influenced by metals prices.

Components of Executive Pay

     We have a multifaceted compensation program. For the year ended December 31, 2009, our executive compensation program consisted of the following elements:

Compensation Element	Objective	Key Features	Terms
Base salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities	Set in May of each year for the 12-month period from July 1 to June 30	Paid semi-monthly
Incentive pay Annual Incentive Plan (“AIP”) Long-term Incentive Plan (“LTIP”)	Attract and motivate executives and reward them according to the Company’s performance and the executive’s individual performance; encourage retention and reward long-term company performance
Annual Incentive Plan - Based
on corporate achievement
of goals, and individual
performance

Long-term Incentive Plan -
Based on corporate goals
achieved over a three-
year performance period.
Performance units for the
three-year performance period
are granted in the first half of
each year

Annual Incentive Plan -
Determined by the
Committee and paid in a
single payment following
the performance year.
Awarded in the first
quarter of each year.
Designed to be awarded
in cash, but may be paid
in equity

Long-term Incentive
Plan - Determined by
the Committee and paid
in a single payment
following the three-year
performance period.
Awarded in the first
quarter of each year.
Designed to be awarded
in cash, but may be paid
in equity

Equity Stock options Restricted stock units	Align management’s interests with those of shareholders	Stock option awards vest immediately with a five-year expiration period Restricted stock unit awards are denominated in shares and delivered in stock with a vesting schedule of one year	Stock options and restricted stock units are granted in the second quarter of each year
Key Employee Deferred Compensation Plan (“KEDCP”)	Increase exposure to the Company, while also providing a tax deferral opportunity and encouraging financial planning	Allows for the voluntary deferral of base salary, annual incentive pay, long-term incentive pay and restricted stock unit payouts	Employee must make election in the previous year to defer in the coming year
Benefits	Attract and retain highly qualified executives	Participation in retirement plans, company-paid health, dental and vision insurance, life insurance, and accidental death and dismemberment insurance	Same terms for all employees

     The specific rationale and design of each of these elements are outlined in detail below under “Elements of Total Compensation.”

Determination of Compensation

     To ensure competitiveness of our executive compensation, the Committee relies on market data. Mercer most recently performed a compensation study for us in May 2009. The Committee also relies on its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential. Actual compensation for NEOs varies based on the Committee’s evaluation of each executive’s performance. Total compensation potential generally increases with additional organizational responsibilities.

     Market Positioning. For the NEOs as a group, the Committee’s policy is to target base salaries to the 25th percentile of the competitive market. Annual cash compensation (i.e., base salaries plus annual performance-based cash incentives) is targeted at the 50th percentile (median) of the competitive market. The total compensation opportunity (including salary, annual incentive and long-term incentive pay, restricted stock units and stock options) is targeted at the 75th percentile of the competitive market. This means that we provide below-market base salaries but above-market incentive pay, equity grants and total compensation. The Committee has established this market positioning policy for total compensation because it wants to attract the type of executive who is motivated by a compensation program that emphasizes performance-based pay to a greater extent than the market.

     Our executive compensation program, while heavily weighted toward performance-based incentive plans, targets total compensation at the 75th percentile of our comparator group when we meet our performance goals. However, our executive officers can receive incentive compensation above or below the 75th percentile to the extent that the Company either exceeds or does not meet performance goals. To ensure that our programs remain market competitive, we review our plans against the compensation programs of our comparator group with assistance from Mercer.

     Competitive Market Assessments. The Committee reviews market compensation levels and practices annually (or more frequently, as needed) in order to determine whether any adjustments to compensation are warranted in accordance with the Committee’s market positioning policy. This information is provided to the Committee annually by Mercer (or more frequently by management, as needed) based on an analysis of data obtained from the following two sources:
  Publicly disclosed compensation data from a specific comparator group of metal and mineral mining companies described below (“comparator group data”); and

  Compensation survey data from a broader set of metal and mineral mining companies, as well as from a broader set of general industry companies of similar size (“survey data”). For market assessments completed during 2009, mining industry data was collected from a survey published by PricewaterhouseCoopers, and general industry data was collected from surveys published by Mercer and Towers Watson.
     The market assessments compare our NEO positions to positions of comparable complexity and scope of responsibility in the market. The Committee generally considers the comparator group data as the primary market reference, although the Committee also considers a market composite for each position based on an equal blend of the comparator group data and the survey data.

     Comparator Group. When making compensation decisions, the Committee looks at the compensation of our CEO and the other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers. Our compensation consultant worked closely with the Committee to develop a comparator group by screening publicly traded companies in our general industry (exploration and development of mineral properties and mining, processing and sale of silver and gold) and on the basis of comparable size, annual revenue, market capitalization and industry.

     The Committee established our current comparator group of companies in May 2009. With the assistance of our compensation consultant, the Committee reviews the composition of the comparator group annually to ensure that companies are relevant for comparative purposes. The comparator group used for 2009 was comprised of the following companies:

	Annual
	Revenue1		Market Cap1	Corporate
Company	($)		($)	Location
	($millions US)		($millions US)
Eldorado Gold	82		5,302	Canada
Stillwater Mining Company	394		1,347	United States
Agnico-Eagle Mines Limited	614		9,129	Canada
Northgate Minerals Corporation	485		781	Canada
Centerra Gold Inc.	686		2,492	Canada
IAMGOLD Corporation	914		5,251	Canada
Pan American Silver Corporation	455		2,432	Canada
Gammon Gold	48	2	1,316	Canada
Coeur d’Alene Mines Corporation	301		1,336	United States
Golden Star Resources Ltd.	401		890	Canada
Median	428		1,890
Hecla Mining Company	313		1,311	United States
____________________

1.	In $US millions as of year-end 2009. Canadian companies converted to $US using March 12, 2010 exchange rate of $1.00 US = $1.02 CDN.

2.	Based on revenues reported for third quarter 2009.

     We believe these companies are appropriate for purposes of our targeted compensation comparison because they are a likely source of executive talent for Hecla, their executive positions are similar to the positions occupied by our executives, and they are within the same general industry. The Committee reviews this information because it believes there is a relationship between executive pay levels and organization revenues, even though many of these companies are larger than Hecla.

     On an annual basis and in consultation with Mercer, the Committee monitors the comparator group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed.

     Forms and Mix of Compensation. In 2009, the NEOs were granted a mix of long-term incentives and equity-based pay, based on the following approximate weights compared to the comparator group:

Long-term Incentive Mix

Hecla	Comparator Group

     The Committee does not have a pre-established policy for allocating total compensation between fixed and variable compensation or between annual and long-term compensation. The mix of compensation elements for the NEOs in 2009, as a percentage of total compensation, is set forth below.

CEO Compensation Mix

2009 CEO Target Compensation	2009 CEO Target Summary	2009 CEO Target Compensation
	Compensation Table
$2,350,000	$3,404,009	$3,173,514

 Other NEOs Compensation Mix
(Averaged)

2009 Other NEO Target	2009 Other NEO Summary	2009 Other NEO Cash
Compensation	Compensation Table	Compensation Received
(Averaged)	(Averaged)	(Averaged)
$761,488	$1,004,991	$1,114,225

     Based on the 2009 competitive market assessment, our mix of pay for the CEO and other NEOs is more heavily weighted toward incentive pay than the mix of pay provided by almost all of the comparator companies for the comparable positions.

Elements of Total Compensation

     Guided by its executive compensation principles, the Committee uses several elements in its executive compensation program. The specific rationale, design, determination of amounts and related information regarding each of these elements are outlined below.

     Base Salary. Based on the market positioning policy described above, the Committee targets base salaries to the 25th percentile of the competitive market for the NEOs as a group. An individual NEO’s base salary may be set above or below the market 25th percentile for that particular position, depending on the Committee’s subjective assessment of the individual NEO’s experience, recent performance and expected future contribution, retention concerns and the recommendation of our CEO. The CEO does not make a recommendation with respect to his own salary. The Committee does not use any type of quantitative formula to determine the base salary level of any of the NEOs. In addition, when an executive officer is recruited from outside the Company, the package necessary to attract the candidate also plays a role in determining base salary and total compensation.

     The Committee reviews the base salaries of the NEOs annually. Base salaries may be increased or reduced based on the following principles, which are established in May of each year for the 12-month period from July 1 to June 30:
  Individual performance factors, such as achievement of individual goals, demonstration of leadership competencies, and level of contribution and responsibility;

  The performance of the functional area(s) under a NEO’s scope of responsibility;

  Placement relative to the range of salaries of the comparator group to gauge competitiveness; and

  Placement relative to the salaries of our other NEOs to ensure that salaries are commensurate with each officer’s responsibilities.
     Annual Incentive Plan (“AIP”). A short-term incentive opportunity is provided through our AIP as the annual incentive component of our executive compensation program. In February or May of each year, the Committee recommends to the Board a company-wide short-term incentive pool that is available for payment to employees and is based on company performance during the year.

     Performance Measures and Weights. Each year, the Committee determines the company-wide goals for the AIP, based on its assessment of our most critical objectives for the upcoming year. For 2009, our Company performance was measured based on production and costs and a number of additional qualitative goals that can be grouped into broad categories such as major business initiatives or project execution; department goals; legal issues resolution; transition and succession planning issues; and personal and corporate development initiatives.

     The use of these operational measures aligns NEO compensation with our business objectives and strategic priorities, and is responsive to our commodity-based cyclical business environment. The Committee also considers safety performance, environmental performance and share price performance, as performance measures when considering awards to be approved.

     In addition to company measures, specific individual objectives can be developed for each NEO. If developed, the specific objectives for each NEO are chosen to reflect each NEO’s individual responsibilities. While most of the objectives are subjective by nature, to the extent possible, objective and quantifiable targets are set in order to improve accountability for results.

     Because the CEO has a broad role with ultimate accountability for Hecla’s performance, 100% of his target AIP award is based on company performance. Because the other NEOs also have a significant - but comparatively more limited - influence on the overall performance of Hecla, 60% of their target AIP award is based on company performance with the remaining 40% based on individual NEO performance. The Committee may vary the percentages allocated to Hecla and individual components from year to year.

     Target Opportunities. Each NEO has a target award opportunity expressed as a percentage of base salary, along with minimum and maximum award levels. The target award opportunities are determined based on the competitive market assessments and the Committee’s market positioning policy, the individual NEO’s organization level, scope of responsibility and ability to impact Hecla’s overall performance, and internal equity among the NEOs. Actual awards are paid after the end of each annual performance period and can range from 0% to 200% of the target awards, based on the Committee’s assessment of our actual performance and the individual NEOs goals. Having an award maximum cap reduces the likelihood of windfalls to executives and encourages financial discipline. It is also competitive with typical comparator group practice.

     For 2009, target AIP award opportunities for the NEOs were as follows (same as for 2008):

Target Annual Incentive
NEO	(% of base salary)
Phillips S. Baker, Jr.	100%
James A. Sabala	60%
Ronald W. Clayton	60%
Dr. Dean W.A. McDonald	55%
Don Poirier	55%

     Performance Target Setting. Our management develops proposed targets for each company performance measure based on a variety of factors, including historical corporate performance, internal budgets, forecasts and growth targets, market expectations and strategic objectives. The Committee reviews the targets and adjusts them, as it deems appropriate, prior to recommending approval to the Board. The Committee believes that linking bonus awards to pre-established goals creates a performance-based compensation strategy consistent with shareholder interests.

     Earned Awards. Following the end of the year, the Committee reviews the Company’s actual performance and determines the extent of achievement based on actual results. However, the Committee does not assign specific weights to any of the measures, nor does the Committee make use of pre-established threshold-to-target and target-to-maximum performance ranges for each measure. Rather, instead of employing strict quantitative formulas, the Committee reviews the extent to which each target has been achieved and exercises its qualitative judgment in assessing overall company performance compared to target. From this review the Committee determines the bonus pool available for award.

     In addition, following the end of the year, the CEO and our management review the performance of the NEOs on their individual goals and determine the level of achievement compared to target for each NEO. Most of the individual goals are subjective by nature, which require the exercise of discretion and judgment to assess performance attainment. The Committee reviews these performance assessments and exercises its qualitative judgment to modify any of the assessments prior to making its recommendations to the Board regarding actual AIP payments to the NEOs.

     Long-term Incentive Plan (“LTIP”). We use a long-term incentive (“performance unit”) plan that focuses executives on meeting three-year goals. The primary objective of our LTIP is to focus the NEOs on long-term corporate performance. The LTIP is also for attracting and retaining executives in Hecla’s highly competitive talent market. The Committee determines the terms and conditions of long-term incentive goals taking into account both mining and general industry market practices and the objectives of the LTIP, such as resource additions and cash flow generation.

     Performance Measures. Performance units are designed to incentivize management to deliver long-term value. Performance units reinforce Hecla’s business strategy by clearly establishing our key performance elements (e.g., cash flow generation and resource growth) and the associated long-term performance objectives that must be met for us to be successful and ultimately create value for shareholders. Under the plan, a new performance period begins each calendar year and runs for three years. The three-year performance period also recognizes that some value-creating activities require a significant period of time to be implemented and for measurable results to accrue. Starting a new plan period each year also provides the Committee with the flexibility to adjust for new business conditions, circumstances or priorities in setting the performance metrics and goals for each three-year cycle.

     Performance units are initially assigned a target value of $100 each. The ultimate dollar value of each unit can range from $0 to $200 depending on our performance compared to the goals approved by the Committee. Performance units are paid out as soon as practicable after the end of each performance period, upon the approval of payouts by the Committee. At the discretion of the Committee, the payouts may be in the form of cash, common stock, restricted stock units, or a combination of these forms.

     For the 2009-2011 plan period, the Committee approved the following performance measures and weights:

Performance Measure	Weight
Resource Growth	50%
Cash Contribution	50%

     Resource growth and cash contribution performance are considered separately in the payout calculation. Therefore, if 100% of the resource growth target is reached, there will be a payout of $50 per performance unit, regardless of the cash contribution performance versus target. Similarly, if 100% of the cash contribution target is reached, there will be a payout of $50 per performance unit, regardless of the resource growth performance versus target.

     Award Opportunities. The Committee recommends annual grants of long-term incentives to the NEOs. The Committee does not explicitly take into account dollar amounts of realized or realizable compensation from prior long-term incentive awards when determining annual grant levels of long-term incentives.

     For 2009, the target long-term incentive grant values as a percentage of base salary for the NEOs were as follows:

Target Long-term Incentive
Named Executive Officer	(% of base salary)
Phillips S. Baker, Jr.	126%
James A. Sabala	63%
Ronald W. Clayton	74%
Dr. Dean W.A. McDonald	67%
Don Poirier	68%

     NEOs can receive a maximum payout of $200 per unit, if resource growth is met at 300% of target and cash contribution is met at 115% of target. No payout will be received for performance below 60% of target on resource growth and on cash contribution. The following table summarizes the performance unit valuation ranges for resource growth and cash contribution for the 2009-2011 plan period:

2009-2011 Performance Unit Valuation

Cash Contribution		Resource Growth
% of Target	Unit Value	% of Target	Unit Value
115%	$100.00	300%	$100.00
110%	$84.00	270%	$90.00
105%	$67.00	240%	$80.00
100%	$50.00	200%	$70.00
95%	$44.00	150%	$60.00
90%	$38.50	100%	$50.00
85%	$33.00	90%	$45.00
80%	$27.50	80%	$40.00
75%	$22.00	70%	$35.00
70%	$16.50	60%	$30.00
65%	$11.00
60%	$5.50

     The targets for each performance measure are aligned with our most recent long-term forecast and growth objectives.

     Earned Awards. The measures, performance attainment and payout for each plan period were as follows:

	Percentage of		Percentage of
	Resource		Cash Flow met	Total Payout per Unit
LTIP Plan Period	Growth met (%)		(%)	($)
2005-2007	85		- -	47.85
2006-2008	537	2	72	161.42
2007-20091	443	2	102	177.75
____________________

1.	See page 44 of this CD&A for discussion on the 2007-2009 LTIP payouts.

2.	Capped at 115%.

     Equity. We currently use two forms of equity for long-term incentive compensation: stock options and restricted stock units. As with the overall total compensation mix, the Committee does not have a formal policy for allocating long-term incentive grant values between equity and cash or between the two forms of equity. The Committee targets a balance in the equity component between a performance focus (via stock options) and retention objectives (via restricted stock units).

     Stock Options. Stock options are granted under our 1995 Stock Incentive Plan. They are issued with an exercise price based on the mean of the highest and lowest share prices of our common stock on the NYSE on the date of grant. Options granted in 2009 vested immediately upon grant and were granted with an expiration date of five years after the date of grant (or earlier in the case of termination of employment, retirement, death or disability). Granting options aligns the NEOs with shareholders by ensuring that the NEOs will only realize value from the options if and when Hecla’s stock price increases. We believe that the methodology used in our plan, the mean of the highest and lowest share prices of our common stock on the grant date, is more representative of the fair value on the grant date than the closing market price. This methodology has been used by us since 1995. We grant stock options to a level of employees that balances the cost of the option with the option’s value. In 2009, we granted stock options to all NEOs and operations managers.

     Restricted Stock Units. Restricted stock units (“RSUs”) are typically granted to the NEOs under the Key Employee Deferred Compensation Plan, but may also be granted in accordance with the 1995 Stock Incentive Plan. RSUs are used for retention purposes and to provide alignment with shareholders via share ownership. RSUs also balance the more volatile rewards associated with stock options by providing value to the NEOs even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the NEOs (e.g., a drop in the prices of gold and silver). For RSUs granted in 2009, the Committee included a one-year service-vesting requirement in order to balance incentive and retention needs. Holders of RSUs issued under the KEDCP do not receive dividends or exercise voting rights on their RSUs until they vest and are released from restriction. In 2009, we granted RSUs to approximately 32 employees, including all NEOs, under the KEDCP. In 2009, we also granted RSUs to approximately 38 employees, excluding all executive officers, under the 1995 Stock Incentive Plan.

     Guidelines and Timing of Equity Awards. We have no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to executive officers are approved by the Committee or the independent directors at regularly scheduled meetings in February or May or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of our 1995 Stock Incentive Plan, the fair market value is the mean of the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant. In addition, the Committee typically recommends performance units to NEOs at its regular February or May meeting.

     Securities Trading Policy. Executive officers are not allowed to trade in Hecla securities three weeks before through two days after the release of any Form 10-Q or Form 10-K, or at any other time during the year when material non-public information is known by the executive officer and as instructed by our General Counsel.

     Stock Ownership Policy. The Committee believes that the elements of compensation for NEOs discussed above provide for an appropriate level of correlation with shareholder interests and therefore the Committee does not require NEOs or other senior executives to own specified amounts of our common stock.

Other

     Nonqualified Deferred Compensation Plan. Hecla maintains the Key Employee Deferred Compensation Plan (the “KEDCP”), a nonqualified deferred compensation plan under which participants may defer up to 100% of their annual base salary and up to 100% of their annual and long-term performance-based or bonus compensation. Participants may elect to have these amounts valued based upon our common stock and credited to a stock account. Alternatively, participants may elect to have these amounts valued in dollars and credited to an investment account. The KEDCP provides for matching and discretionary contributions by us when deferral amounts are valued based upon our common stock. This feature promotes alignment of the participants with our shareholders. Investment accounts of deferral amounts valued in dollars are credited monthly with an amount based on the annual prime rate for corporate borrowers. In general, participants may only receive distributions from their deferred compensation balances upon separation from service with us or according to a fixed date or schedule selected by the participants. The amounts deferred are unfunded and unsecured obligations of Hecla, receive no preferential standing, and are subject to the same risks as any of our other general obligations. Additional details about the KEDCP are described in the narrative accompanying the “Nonqualified Deferred Compensation for 2009” table on page 54.

     Benefits. We provide our employees with a benefits package that is designed to attract and retain the talent needed to manage Hecla. Therefore, all United States salaried employees, including the NEOs, are eligible to participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), the Capital Accumulation Plan (a 401(k) plan, which includes matching contributions by Hecla), health and dental coverage, various company-paid insurance plans, paid time off and paid holidays. NEOs are eligible to receive certain additional benefits, as described below. The Committee intends the type and value of such benefits offered to be competitive with general market practices.

     Nonqualified Defined Benefit Plan. Under the Retirement Plan, upon normal retirement each participant is eligible to receive a monthly benefit equal to a certain percentage of final average annual earnings for each year of credited service. Additional details about the Retirement Plan are described in the narrative accompanying the Pension Benefits table that is included in this Proxy Statement. Under Hecla’s unfunded Supplemental Excess Retirement Plan (the “SERP”), the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, and the reduction of benefits, if any, due to a deferral of salary made under our KEDCP, will be paid out of our general funds to any employee who may be adversely affected. The Retirement Plan and SERP define earnings for purposes of the plans to include salary plus bonus, and any other cash incentives.

     Personal Benefits. We do not provide Company-paid cars, country club memberships, or other similar perquisites to our executives. The only personal benefit provided by Hecla is a relocation benefit, which is offered as needed to meet specific recruitment needs.

Rewarding Performance in 2009

     Base Salary - Analysis and Decision. In May 2009, the Committee reviewed a market analysis prepared by Mercer. The market analysis indicated that the total compensation of each of our NEOs was approximately at or slightly above the 25th percentile and the Committee found the base salary levels for our NEOs to be appropriate and competitive. After this review, and based on management’s recommendation, the Committee determined that there would be no salary increase for any of our NEOs from June 1, 2009 through June 30, 2010.

2009 Salary for NEOs

	6/1/08 to 5/31/09	6/1/09 to 6/30/10
	Salary	Salary
NEO	($)	($)
Phillips S. Baker, Jr.	445,000	445,000
James A. Sabala	280,000	280,000
Ronald W. Clayton	235,000	235,000
Dr. Dean W.A. McDonald	193,000	193,000
Don Poirier	176,000	176,000

     2009 AIP - Analysis and Decision. In May 2009, the Committee approved the AIP goals for 2009, which included creating financial flexibility, operating improvements, growth, develop plans to extend mine life from existing infrastructure, and being active with our investors. The AIP goals for 2009 also included targets for production, total cash cost per ounce, reduction in capital and general and administrative expenditures. The Committee approved these goals because they are key operational metrics for the Company and are among the metrics our CEO periodically reports to the investment community. They provide insight to the Company’s ability to generate cash as well as continued growth for the Company.

     The specific corporate achievements in 2009 were as follows:
  Record silver production of 10.9 million ounces, a 26% increase compared to 2008, and the third consecutive year of increased silver production;

  Gold production increased to 67,278 ounces;

  Production records established for lead and zinc with approximately 44,000 tons and 80,000 tons of each produced, respectively.

  Cash costs per ounce of silver after by-product credits declined significantly from 2008;

  Mine operating earnings increased to $101 million, a record for Hecla;

  Net income increased to $54.2 million, the third highest in Hecla’s 119-year history;

  Cash flow from operating activities of $115 million, a record for Hecla;

  Record revenue of $313 million, the highest in a yearly period;

  Repaid $161.7 million of bank debt;

  Entered into a $60 million senior-secured revolving credit facility; and

  5% increase in silver reserves to 140 million ounces, a record high for Hecla.
     Given the results of the Company’s cash on hand and production records for 2009, the Committee assessed overall Company performance at 200% of target based on the above-described criteria, which established a short-term incentive pool that was available to pay annual incentives to employees.

     Set forth in the table below are each NEOs: (i) calendar year-end 2009 base salary; (ii) percentage of base salary; (iii) target opportunity under the AIP; and (iv) lump sum payment made to such individual under the structure described above.

	Fiscal Year-
	End 2009	AIP Target1	AIP	2009
	Base Salary	(% of base	Target	AIP Payout2
NEO	($)	salary)	($)	($)
Phillips S. Baker, Jr.	445,000	100	445,000	845,500
James A. Sabala	280,000	60	168,000	336,000
Ronald W. Clayton	235,000	60	141,000	231,240
Dr. Dean W.A. McDonald	193,000	55	106,150	195,316
Don Poirier	176,000	55	96,800	168,432
____________________

1.	100% of the CEO’s target AIP award is based on Company performance. For Messrs. Sabala and Clayton, 60% of their target AIP award is based on Company performance and 40% is based on individual performance, and for Messrs. McDonald and Poirier, 55% of their target AIP award is based on Company performance and 45% is based on individual performance.

2.	The amount reported on this column was paid in cash to the NEO and is reported in the Summary Compensation Table on page 49 under “Non-Equity Incentive Plan Compensation.”

     2007-2009 LTIP - Analysis and Decision. The specific 2007-2009 LTIP goals were approved by the Committee in February 2007. These were to add to the resource base and generate a defined amount of cash contribution based on fixed silver and gold prices. The resource growth target was 71.6 million equivalent silver ounces. The target for cash contribution generation was $168.9 million. For this calculation, gold and silver prices were fixed in a range of $500 to $550 per ounce and $8 to $11 per ounce, respectively, for this period. The Committee felt that setting these goals for the three-year period would incentivize management to focus on production and cost reduction.

     In February 2007, the Committee approved the following performance measures and weights for the 2007-2009 LTIP:

Performance Measure	Weight
Resource Growth	75%
Cash Contribution	25%

     The following table summarizes the performance unit valuation ranges for resource growth and cash contribution for the 2007-2009 plan period:

2007-2009 Performance Unit Valuation

Cash Contribution		Resource Growth
% of Target	Unit Value	% of Target	Unit Value
115%	$50.00	115%	$150.00
110%	$42.50	110%	$127.50
105%	$32.50	105%	$97.50
100%	$25.00	100%	$75.00
95%	$22.50	95%	$67.50
90%	$20.00	90%	$60.00
85%	$17.50	85%	$52.50
80%	$15.00	80%	$45.00
75%	$12.50	75%	$37.50
70%	$10.00	70%	$30.00
65%	$7.50	65%	$22.50
60%	$0.00	60%	$20.00

     Resource growth and cash contribution performance are considered separately in the payout calculation. Therefore, if 100% of the resource growth target is reached, there will be a payout of $75 per performance unit, regardless of the cash contribution performance versus target. Similarly, if 100% of the cash contribution target is reached, there will be a payout of $25 per performance unit, regardless of the resource growth performance versus target.

     During this three-year period, the resource growth was achieved at 443%, but was capped at 115% of target and paid out at $150 per unit. Cash contribution was achieved at 102% of target and paid out at $27.75 per unit. The total 2007-2009 LTIP payout was $177.75 per unit.

	2007-2009
	Performance		Amount of
	Units	Unit Value	Cash Received1
Name	(#)	($)	($)
Phillips S. Baker, Jr.	5,600	177.75	995,400
James A. Sabala	1,015	177.75	180,416
Ronald W. Clayton	1,750	177.75	311,063
Dr. Dean W.A. McDonald	1,200	177.75	213,300
Don Poirier	1,000	177.75	177,750
____________________

1.	The amount reported in this column was paid in cash to the NEO and is reported in the Summary Compensation Table on page 49 under “Non-Equity Incentive Plan Compensation.”

Employment Agreements

     Hecla has an Employment Agreement with each of its NEOs that contains provisions regarding the results of certain changes-in-control of the Company. The Committee believes that these agreements are important for a number of reasons, including providing reasonable compensation opportunities in the unique circumstances of a change-in-control that are not provided by our other compensation program. The Committee believes that change-in-control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key executives will leave Hecla before a transaction closes. The Committee also believes that these agreements motivate the executives to make decisions that are in the best interests of our shareholders should a change-in-control in fact take place. They do this by providing executives with the necessary job stability and financial security during a change-incontrol transaction and the subsequent period of uncertainty to help them stay focused on managing Hecla rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests. The Committee also believes that change-in-control provisions are an essential component of the executive compensation program and are necessary to attract and retain senior talent in this highly competitive market.

     The change-in-control provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company and the Committee periodically review the benefits provided under the agreements to ensure that they serve our interests in retaining these key executives, are consistent with market and industry practice, and are reasonable.

     Under the terms of our equity-based compensation plans and our Employment Agreements, the CEO and the other NEOs are entitled to payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) and upon a change-in-control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section entitled “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement.

     The termination of employment provisions of the Employment Agreements were entered into in order to address competitive concerns when the NEOs were recruited, by providing these individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join the Company. At the time of entering into these arrangements, the Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring the individual and the expected compensation upon joining us.

Tax and Accounting Considerations

     Our compensation programs are affected by each of the following:

     Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of FASB ASC Topic 718. We also take into consideration other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) provides that compensation in excess of $1 million paid to the CEO or to any of the other NEOs of a public company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Code Section 162(m). We attempt to structure our compensation programs such that compensation paid will be tax deductible by us whenever that is consistent with our compensation philosophy. The deductibility of some types of compensation payments, however, can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of compensation.

     Our primary objective in designing and administering our compensation policies is to support and encourage the achievement of our strategic goals and to enhance long-term shareholder value. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Code Section 162(m). The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, as determined by the Committee to be consistent with our compensation policies and in the best interests of the Company and our shareholders.

     Based upon the Committee’s analysis, the Committee expects that all compensation taxable to the CEO and NEOs for 2009 pursuant to the compensation programs now in effect will be deductible.

     Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer or director receives “deferred compensation” that does not satisfy the requirements of Section 409A. We believe that we have designed and operated any plans to appropriately comply with Section 409A.

RISK ASSESSMENT

     The NEOs are in a position to directly and significantly influence the strategic direction and overall performance of Hecla. Therefore, a significant percentage of their pay is variable or “at-risk” through annual and long-term incentive programs.

     The Committee undertook a review of the Company’s executive compensation program to assess whether any aspect of the program would encourage any of the Company’s NEOs to take any unnecessary or inappropriate risks that could threaten the value of the Company.

     The Company operates in a volatile market, where we compete with many other well-established mining companies. Our long-term business objectives include increasing our reserves and resources, maintaining profitability in each year, and increasing our share of the silver market. We believe that if we are successful in achieving these objectives, the results will inure to the financial benefit of our shareholders. Accordingly, we have designed our executive compensation program to reward our executives for achieving annual and long-term (three-year) financial and business results that meet these objectives. Specifically, the amount of incentive compensation received by our executive officers is directly related to the Company and individual performance results.

     We do not believe that the pursuit of these objectives may lead to behaviors that could weaken the link between pay and performance. Accordingly, we have designed our executive compensation program to ensure that our compensation practices and decisions are consistent with the Company’s risk profile.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the “Compensation Committee Report.” There are no members of the Compensation Committee who were officers or employees of Hecla or any of our subsidiaries during the fiscal year, formerly were officers of Hecla or any of our subsidiaries, or had any relationship otherwise requiring disclosure under the proxy rules promulgated by the SEC.

TRANSACTIONS WITH RELATED PERSONS

     We review all relationships and transactions with related persons to determine whether such persons have a direct or indirect material interest. Transactions with related persons are those that involve our directors, executive officers, director nominees, greater than 5% shareholders, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by us are transactions that involve amounts that would exceed

$120,000 (the current threshold required to be disclosed in the Proxy Statement under SEC regulations and certain other similar transactions). Pursuant to our Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Corporate Governance and Directors’ Nominating Committee. We evaluate these reports along with responses to our annual director and officer questionnaires for any indication of possible related party transactions. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. If a transaction is deemed by us to be a related party transaction, the information regarding the transaction is discussed with the Board. As required under the SEC rules, transactions that are determined to be directly or indirectly material to Hecla or a related party are disclosed in our Proxy Statement.

     The only related party transactions to be disclosed are discussed below under “Charitable Contributions by the Company.”

CHARITABLE CONTRIBUTIONS BY THE COMPANY

     In December 2007, upon Board approval, we created the Hecla Charitable Foundation (the “Foundation”). We intend from time to time to make charitable contributions to the Foundation, which in turn will provide grants to other charitable organizations for charitable and educational purposes. Phillips S. Baker, Jr., serves as the president and as a director of the Foundation. James A. Sabala serves as vice president and as Chairman, and Dr. Dean W.A. McDonald serves as a director of the Foundation. In December 2007, our Board committed to make a contribution of 550,000 shares of our common stock to the Foundation. While these shares were transferred to the Foundation in January 2008, for federal tax purposes, the contribution was deemed to have been made in 2007. The value of the 550,000 shares received in January 2008 was $5,142,500, which was determined by using the closing price of our common stock on the NYSE on December 31, 2007 ($9.35). In 2009, the Foundation was required to fund the amount of $191,546 for distributions. In 2009, the Foundation sold 64,760 shares for a total of $195,758 to fund the Foundation account. The Foundation currently holds 485,240 shares as of December 31, 2009. The value of those shares based on the closing price of our common stock on the NYSE on December 31, 2009 ($6.18), was $2,998,783.

     Other than the contribution to the Foundation which was authorized in 2009, we have not made any contributions to any charitable organization in which a director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Hecla’s management. Based on its review, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and in Hecla’s Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted by
The Compensation Committee of the
Board of Directors

George R. Nethercutt, Jr., Chairman
Ted Crumley
Terry V. Rogers
Dr. Anthony P. Taylor

COMPENSATION TABLES

Compensation for 2009

     The following compensation tables provide information regarding the compensation of our CEO, CFO and three other executive officers who were the most highly compensated in the calendar year ended December 31, 2009.

     We account for equity-based awards in accordance with the requirements of FASB ASC Topic 718, by which we recognize compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. Compensation expense of restricted stock and restricted stock unit awards to an employee is based on the stock price at grant date. The compensation expense for stock options, restricted stock and restricted stock units is recognized over the vesting period.

Summary Compensation Table

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary1	Bonus2	Awards3	Awards3	Compensation4	Earnings5	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
Phillips S. Baker, Jr.	2009	445,000	- -	455,263	450,000	1,840,900	200,054	12,792	6	3,404,009
President and Chief	2008	426,250	- -	452,510	454,954	640,837	135,610	3,450		2,113,611
Executive Officer	2007	377,792	- -	166,952	342,397	497,965	43,600	12,143		1,440,849
James A. Sabala8	2009	280,000	- -	151,756	150,000	516,416	35,936	14,700	6	1,148,808
Senior Vice President and CFO	2008	214,308	- -	100,261	190,668	155,702	11,980	- -		672,918
	2007	- -	- -	- -	- -	- -	- -	- -		- -
Ronald W. Clayton	2009	235,000	- -	151,756	150,000	542,303	153,392	10,026	6	1,242,477
Senior Vice President - Operations	2008	226,667	- -	150,840	151,651	213,074	157,355	3,450		903,037
	2007	210,833	- -	59,598	124,508	185,762	94,300	12,143		687,144
Dr. Dean W. A. McDonald9	2009	193,000	- -	126,463	125,000	408,616	36,436	14,701	7	904,216
Vice President - Exploration	2008	187,583	- -	125,698	127,413	150,605	23,756	5,686		620,741
	2007	172,917	- -	62,352	80,930	121,104	15,736	12,314		465,353
Don Poirier9	2009	176,000	- -	101,170	65,445	346,182	21,931	13,735	7	724,463
Vice President - Corporate	2008	169,334	- -	100,557	101,101	96,852	12,754	8,541		489,139
Development	2007	73,333	- -	101,898	65,718	31,800	4,000	2,270		279,019
     ____________________

1.	Salary amounts include both base salary earned and paid in cash during the fiscal year listed.

2.	In accordance with SEC rules, the “Bonus” column will only disclose discretionary cash bonus awards. In each of 2007, 2008 and 2009, there were no discretionary cash bonuses awarded to any NEO for those years.

3.	The amounts shown in the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing the awards, please see Note 9 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Please see the “Grants of Plan-Based Awards for 2009” table below for more information about the awards granted in 2009.

4.	This column represents the cash performance bonuses awarded and earned by the NEOs in the calendar year indicated for each of the 2007, 2008 and 2009 AIP and the LTIP for the 2005-2007, 2006-2008 and 2007-2009 plan periods as follows:

		AIP Cash				LTIP Cash	Total AIP
		Award	LTIP Plan	LTIP Units	Unit Value	Award	and LTIP
Name	AIP	($)	Period	(#)	($)	($)	($)
Phillips S. Baker, Jr.	2009	845,500	2007-2009	5,600	177.75	995,400	1,840,900
	2008	- -	2006-2008	3,970	161.42	640,837	640,837
	2007	308,000	2005-2007	3,970	47.85	189,965	497,965
James A. Sabala	2009	336,000	2007-2009	1,015	177.75	180,416	516,416
	2008	85,000	2006-2008	438	161.42	70,702	155,702
	2007	- -	2005-2007	- -	47.85	- -	- -
Ronald W. Clayton	2009	231,240	2007-2009	1,750	177.75	311,063	542,303
	2008	- -	2006-2008	1,320	161.42	213,074	213,074
	2007	122,600	2005-2007	1,320	47.85	63,162	185,762
Dr. Dean W.A. McDonald	2009	195,316	2007-2009	1,200	177.75	213,300	408,616
	2008	- -	2006-2008	933	161.42	150,605	150,605
	2007	95,600	2005-2007	522	47.85	25,504	121,104
Don Poirier	2009	168,432	2007-2009	1,000	177.75	177,750	346,182
	2008	- -	2006-2008	600	161.42	96,852	96,852
	2007	31,800	2005-2007	- -	47.85	- -	31,800

5.	The amounts reported in this column are changes between December 31, 2008, and December 31, 2009, in the actuarial present value of the accumulated pension benefits.

6.	These amounts are Hecla’s matching contributions made under Hecla’s Capital Accumulation Plan for the NEOs.

7.	These amounts are for retirement contributions made on behalf of Dr. McDonald and Mr. Poirier. Canadian employees are excluded from participation in the Hecla Capital Accumulation Plan. Dr. McDonald and Mr. Poirier are paid in Canadian funds. The amounts reported are in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time to time.

8.	Mr. Sabala was not a NEO in calendar year 2007. Accordingly, compensation information for Mr. Sabala is provided only for calendar years 2008 and 2009.

9.	Dr. McDonald and Mr. Poirier receive their compensation in Canadian funds. The amounts reported for Dr. McDonald and Mr. Poirier are in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time to time during this time period.

     The following table provides information concerning each grant of a plan-based award made to the NEOs in the most recently completed calendar year. This includes performance units awarded for the 2009-2011 plan period under the LTIP and stock option grants under the 1995 Stock Incentive Plan. Pursuant to the terms of our 1995 Stock Incentive Plan, the exercise or base price for stock option grants is determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant (i.e., $3.55 + $3.29 = $6.84/2 = $3.42).

Grants of Plan-Based Awards for 2009

						Other	All Other
						Stock	Option			Grant
						Awards:	Awards:	Exercise	Closing	Date Fair
						Number	Number of	or Base	Market	Value of
		Long-Term	Estimated Future Payouts Under			of Shares	Securities	Price of	Price on	Stock and
		Performance	Non-Equity Incentive Plan Awards2			of Stock	Underlying	Option	Date of	Option
	Grant	Plan Units1	Threshold	Target	Maximum	or Units3	Options4	Awards5	Grant6	Awards7
Name	Date	(#)	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Phillips S. Baker, Jr.	5/28/09	5,600	0	560,000	1,120,000
	5/28/09					131,579			3.46	455,263
	5/28/09						235,602	3.42	3.46	450,000
James A. Sabala	5/28/09	1,750	0	175,000	350,000
	5/28/09					43,860			3.46	151,756
	5/28/09						78,534	3.42	3.46	150,000
Ronald W. Clayton	5/28/09	1,750	0	175,000	350,000
	5/28/09					43,860			3.46	151,756
	5/28/09						78,534	3.42	3.46	150,000
Dr. Dean W. A. McDonald	5/28/09	1,300	0	130,000	260,000
	5/28/09					36,550			3.46	126,463
	5/28/09						65,445	3.42	3.46	125,000
Don Poirier	5/28/09	1,200	0	120,000	240,000
	5/28/09					29,240			3.46	101,170
	5/28/09						52,356	3.42	3.46	65,445
     ____________________

1.	LTIP - Performance Units awarded for the 2009-2011 plan period to each of the NEOs.

2.	These columns show the potential value of the payout for each NEO under the 2009-2011 LTIP period if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the “Compensation Discussion and Analysis” starting on page 39. As reflected in the “Summary Compensation Table,” awards were paid out for the 2007-2009 plan period. Dollar amounts shown in this column are valued as follows: Threshold, $0; Target, $100; and Maximum, $200.

3.	This column shows the number of RSUs granted on May 28, 2009, to the NEOs under the terms of the KEDCP. The restrictions lapse on May 28, 2010, at which time the units are converted into shares of our common stock.

4.	This column shows the number of stock options granted on May 28, 2009, to the NEOs under the terms of our 1995 Stock Incentive Plan. These options vested and became exercisable on the date of grant.

5.	This column shows the exercise price for the stock options granted. Pursuant to the terms of our 1995 Stock Incentive Plan, the exercise price of each option granted is determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant.

6.	This column shows the closing market price of our common stock on the NYSE on the date of grant.

7.	This column shows the grant date fair value of the RSUs and stock options computed in accordance with FASB ASC Topic 718. For the RSUs granted on May 28, 2009, the fair value is calculated using the closing price of our common stock on the NYSE on the grant date of $3.46. For the stock options granted to the NEOs on May 28, 2009, the amounts listed in this column reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. (See footnote 3 to the “Summary Compensation Table” on page 49). For additional information on the valuation assumptions, refer to Note 9 of our financial statements in our Form 10-K for the calendar year ended December 31, 2009, as filed with the SEC.

     The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised and unvested stock option awards, and unvested RSUs. Each equity grant is shown separately for each NEO. All options are vested. The option prices shown below were determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant. The market value of the RSUs is based on the closing market price of our common stock on the NYSE as of December 31, 2009, which was $6.18. For additional information about the option awards and RSUs, see the description of equity incentive compensation in the CD&A on page 41.

Outstanding Equity Awards at Calendar Year-End for 2009

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities					Market Value of
	Underlying	Underlying				Number of Shares	Shares or Units of
	Unexercised	Unexercised	Option			or Units of Stock	Stock That Have
	Options	Options	Exercise		Option	That Have Not	Not Vested as of
	(#)	(#)	Price	Option	Expiration	Vested	12/31/09
Name	Exercisable	Unexercisable	($)	Grant Date	Date	(#)	($)
Phillips S. Baker, Jr.	146,000	- -	4.92	5/6/05	5/6/10
	146,000	- -	6.495	5/5/06	5/5/11
	110,000	- -	8.61	5/3/07	5/3/12
	122,616	- -	9.855	5/15/08	5/15/13
	235,602	- -	3.42	5/28/09	5/28/14
						131,5791	813,158
James A. Sabala	33,000	- -	11.34	3/26/08	3/26/13
	13,624	- -	9.855	5/15/08	5/15/13
	78,534	- -	3.42	5/28/09	5/28/14
						43,8601	271,055
Ronald W. Clayton	40,872	- -	9.855	5/15/08	5/15/13
	78,534	- -	3.42	5/28/09	5/28/14
						43,8601	271,055
Dr. Dean W. A. McDonald	10,000	- -	6.435	9/1/06	9/1/11
	26,000	- -	8.61	5/3/07	5/3/12
	34,060	- -	9.855	5/15/08	5/15/13
	65,445	- -	3.42	5/28/09	5/28/14
						36,5501	225,879
Don Poirier	20,000	- -	9.165	7/9/07	7/9/12
	27,248		9.855	5/15/08	5/15/13
	52,356		3.42	5/28/09	5/28/14
						29,2401	180,703
     ____________________

1.	RSU awards made on May 28, 2009. The restrictions lapse on May 28, 2010. If any NEO leaves the Company before the restrictions lapse, the NEO forfeits these RSUs.

     The following table shows information concerning the exercise of stock options and the number of stock awards that vested during calendar year 2009 for each of the NEOs and the value realized on the exercise of options and vesting of stock awards during calendar year 2009.

Option Exercises and Stock Vested for 2009

	Option Awards			Stock Awards
	Number of Shares		Value Realized on	Number of Shares		Value Realized
	Acquired on Exercise		Exercise	Acquired on Vesting		on Vesting
Name	(#)		($)	(#)		($)
Phillips S. Baker, Jr.	206,327	1	- -
	19,157	1	- -
				45,662	2	214,840
James A. Sabala	- -		- -	8,818	3	41,489
				5,074	2	23,873
Ronald W. Clayton	- -		- -	15,221	2	71,615
Dr. Dean W.A. McDonald	- -		- -	12,684	2	59,678
Don Poirier	- -		- -	5,550	4	13,459
				10,147	2	47,742
____________________

1.	Pursuant to the terms of the KEDCP, Mr. Baker was forced to exercise these stock options. Because the value of our common stock was below the exercise price of these stock options at the time of exercise, Mr. Baker did not receive any proceeds from this exercise.

2.	The NEOs were granted these RSUs on May 15, 2008. The RSUs are credited to each NEO’s stock account in the KEDCP. On May 15, 2009, the restrictions lapsed and each NEO received their units in the form of shares of our common stock. The shares were acquired at a price of $4.705, which was determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on May 15, 2009.

3.	Mr. Sabala was granted these RSUs on March 26, 2008, upon his employment with the Company. On May 15, 2009, the restrictions lapsed and Mr. Sabala received his units in the form of shares of our common stock. The shares were acquired at a price of $4.705, which was determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on May 15, 2009.

4.	Mr. Poirier was granted 11,100 RSUs on July 9, 2007, upon his employment with the Company. The RSUs were granted with a vesting schedule of 5,550 units vesting on July 9, 2008, and the remaining 5,550 units vesting on July 9, 2009. The shares that vested on July 9, 2009, were acquired at a price of $2.425, which was determined by using the means between the highest and lowest reported sales prices of our common stock on the NYSE on July 9, 2009.

     The table below provides information on the nonqualified deferred compensation of the NEOs in 2009.

Nonqualified Deferred Compensation for 2009

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in	Withdrawals/	Balance at Last
	in Last FYE	Last FYE	Last FYE1	Distributions2	FYE3
Name	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	- -	- -	2,068	26,612	64,699
James A. Sabala	- -	- -	- -	- -	- -
Ronald W. Clayton	- -	- -	- -	- -	- -
Dr. Dean W.A. McDonald4	- -	- -	- -	- -	- -
Don Poirier4	- -	- -		- -	- -
____________________

1.	Total amount of interest earned on deferred compensation in the NEO’s investment account for calendar year 2009.

2.	The amounts reported in this column include amounts that were previously reported as compensation to the NEOs in the Company’s Summary Compensation Table for previous years.

3.	The amounts reported in this column are also included in the tables under the section entitled “Potential Payments Upon Termination or Change-in-Control.”

4.	Canadian employees are not eligible to participate in our deferred compensation plan.

     Pursuant to the Company’s KEDCP, executives and key employees, including the NEOs, may defer awards earned under the LTIP, AIP and any RSUs granted under the terms of the KEDCP. Deferral elections are made by eligible executives in the prior year for amounts to be earned (or granted with regard to long-term stock grants) in the following year. An executive may defer all or a portion of his or her annual non-equity incentive compensation, long-term stock unit grants, awards under the KEDCP, up to 100% of their base compensation and up to 100% of their performance-based or bonus compensation. The KEDCP also provides for corporate matching amounts where the participants elect to have their deferred compensation value based on our common stock in order to promote alignment of the participants with our common stockholders. It also provides for corporate discretionary allocations of amounts valued by our common stock.

     Amounts deferred under the KEDCP are initially credited to either an investment account or a stock account. Amounts credited to the investment account of a participant under the KEDCP are valued in dollars and are delivered to the participant in cash upon a distributable event. Amounts credited to the stock account of a participant are valued based upon our common stock and are delivered to the participant in shares of our common stock upon a distributable event.

     As of the end of the last day of each calendar month, an additional amount is credited to the investment account of the participant equal to the product of (i) the average daily balance of the investment account for the month, multiplied by (ii) the annual prime rate for corporate borrowers quoted at the beginning of the quarter by The Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

     The amounts credited to the investment or stock account of a participant under the KEDCP are distributable or payable, in general, upon the earliest to occur of one or more of the following distribution events: (i) the date on which the participant separates from service with us, with the right to a distribution delayed for six months for certain “specified employees”; (ii) the date on which the participant separates from service with us due to “disability”, which is defined in Section 409A of the Internal Revenue Code; (iii) the date on which the participant dies; (iv) a fixed date or fixed schedule selected by the participant; (v) the date on which occurs an “unforeseeable emergency,” which is defined in Section 409A of the Internal Revenue Code; (vi) the date on which occurs a “change-in-control” of the Company, which is defined in regulations issued by the Internal Revenue Service; and (vii) the date on which the KEDCP terminates.

     The KEDCP is at all times considered to be entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision will at any time be made with respect to segregating our assets for the payment of any amounts under the KEDCP. Any funds that may be invested for purposes of fulfilling our promises under the KEDCP are for all purposes to be part of our general assets and available to general creditors in the event of a bankruptcy or insolvency of the Company. Nothing contained in the KEDCP will constitute a guarantee by us that any funds or assets will be sufficient to pay any benefit under the KEDCP.

     Prior to November 6, 2006, in accordance with the terms of the KEDCP, the Compensation Committee could permit participants to purchase discounted stock option units. The KEDCP was amended on November 6, 2006, and as a result, discounted stock option units can no longer be purchased.

Employment Agreements, Change-in-Control and Termination

     We have Employment Agreements (collectively, the “Employment Agreements”) with our NEOs (i.e., Messrs. Baker, Sabala, Clayton, Poirier and Dr. McDonald).

     The Employment Agreements were recommended to the Board by the Compensation Committee and were approved by the Board on the basis of such recommendation. The Employment Agreements, which are substantially identical except for compensation provisions, provide that each of the NEOs shall serve in such executive position as the Board may direct. The Employment Agreements become effective only upon a “change-in-control” of the Company (the date of such change of control is referred to as the “Effective Date”). The term of employment under the Employment Agreements is three years from the Effective Date. The Employment Agreements have a change-in-control period of three years, and this period is automatically renewed for an additional year from the anniversary date of each year unless we give notice of nonrenewal 60 days prior to the renewal date. Under the Employment Agreements, a change-in-control is, with certain limitations, deemed to occur if: (i) a person (including a “group” under Section 13d-3 of the Exchange Act) becomes the beneficial owner of 20% or more of the voting power of the Company; (ii) as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Company cease to constitute a majority of the Board; (iii) consummation of the sale of all, or substantially all, of the assets of the Company (with certain limitations); or (iv) the approval of a plan of dissolution or liquidation.

     The Employment Agreements are intended to ensure among other things that, in the event of a change-incontrol, each NEO will continue to focus on adding shareholder value. We seek to accomplish this by assuring that each NEO continues to receive payments and other benefits equivalent to those he was receiving at the time of a change-in-control for the duration of the term of the Employment Agreement. The Employment Agreements also provide that should a NEO’s employment be terminated either (i) by the NEO for good reason, or (ii) by the Company (other than for cause or disability) after the Effective Date of the Employment Agreement, he would receive from us a lump-sum defined amount generally equivalent to three times the aggregate of his then annual base salary rate and his highest annual bonus prior to the Effective Date.

     The NEOs would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the three-year employment period under the Employment Agreements. We would also maintain such NEO’s participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     A NEO whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Employment Agreements also provide that under certain circumstances we will make an additional gross-up payment if necessary to place the NEO in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code.

     The table starting on page 57 reflects the amount of compensation to each of the NEOs in the event of termination of such NEO’s employment under the terms of the NEO’s Employment Agreement. That table also shows the amount of compensation payable to each NEO upon voluntary termination; involuntary not for cause termination; for cause termination; termination following a change-in-control; and in the event of disability or death of the NEO. The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time, and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Hecla.

     Payments Made Upon Termination. For voluntary and involuntary not for cause terminations, NEOs may receive: (i) a prorated portion of short-term performance compensation; (ii) any amounts due under matured long-term performance compensation plans; (iii) one month of health and welfare benefits; and (iv) any earned, but unused vacation. Neither of these terminations would impact their vested retirement plans and the 401(k) match would be deposited in their accounts.

     Payments Made Upon Retirement. The NEOs could receive a prorated portion of any short-term performance compensation and a prorated portion of any long-term compensation in effect at the time of their retirement. They would also receive one month of health and welfare benefits and any earned, but unused vacation and the 401(k) match would be deposited in their accounts. As of December 31, 2009, none of the NEOs are eligible for early or regular retirement.

     Payments Made Upon Death or Disability. Upon death or disability, the NEOs would receive a prorated portion of any short-term performance compensation as well as a prorated portion of any long-term compensation plans in which the NEO was a participant. They would also receive one month of health and welfare benefits and any earned, but unused vacation. In both cases, retirement would be reduced in accordance with the terms of the plans and, in the case of death, the surviving spouse or other beneficiary would receive the payments. They would also receive one month of health and welfare benefits and any accrued, but unused vacation and the 401(k) match would be deposited in their accounts.

     Payments Made Upon a Change-in-Control. If a change-in-control occurs as defined in the NEOs’ Employment Agreements, they would be eligible for a prorated portion of any short-term performance compensation and a prorated portion of any long-term performance compensation as though they had been employed for an additional three years. They would also receive three years of health and welfare benefits and disability and life insurance premiums would be paid. In addition to any earned, but unused vacation, they would be eligible for up to $20,000 in outplacement assistance and the 401(k) match would be deposited in their accounts.

     The Employment Agreements provide for specified payments and other benefits if the NEO’s employment is terminated either (i) by the NEO for good reason, or (ii) by Hecla or its successor other than for cause, death or disability, within the three years following a change-in-control, or prior to a change-incontrol if it can be demonstrated that the termination was related to a potential change-in-control. These payments and benefits include the following:
  all accrued obligations;

  lump-sum payment generally equal to three times the sum of the NEO’s then annual base salary and the NEO’s highest annual bonus for the three years prior to the change-in-control;

  lump-sum payment equal to the difference in the Retirement Plan and Supplemental Plan benefits to which the NEO would be entitled on (i) the date of actual termination, and (ii) three years later; and

  the continued participation for three years in all of Hecla’s benefits plans and programs (or provision of equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     In addition, our equity compensation plans provide for immediate vesting of all stock options and restricted stock awards in the event of a change-in-control. Also, the LTIP will pay out a pro rata award based on target performance, regardless of actual performance. These plan provisions enable the executives to recognize the value of their long-term contribution to Hecla and not affect management decisions following termination.

     The Employment Agreements provide that in the event that (i) a payment qualifies as an “excess parachute payment” under Section 280G of the Internal Revenue Code and is therefore subject to an excise tax, and (ii) the value of the “excess parachute payment” exceeds 110% of the safe harbor amount, then we will make an additional gross-up payment to place the NEO in the same after-tax position as if no excise tax were imposed. If the value of the “excess parachute payment” does not exceed 110% of the safe harbor amount, then no gross-up payment will be made to the NEO. The intent of this provision is to limit the exposure of Hecla and the NEOs to the “excess parachute payment” rules.

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control		Disability	Death
	on	on	on	on		on	on
Executive Benefits and	12/31/09	12/31/09	12/31/09	12/31/09		12/31/09	12/31/09
Payments Upon Termination	($)	($)	($)	($)		($)	($)
Phillips S. Baker, Jr.
Short-term Performance Compensation	845,500	845,500	- -	2,536,500	1	845,500	845,500
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	455,263		- -	- -
Long-term Performance Compensation	995,400	995,400	995,400	2,986,200		1,555,400	1,555,400
Benefits & Perquisites:
Retirement Plans2	577,051	577,051	577,051	844,243		1,665,817	1,111,891
Deferred Compensation3	64,699	64,699	64,699	64,699		64,699	64,699
Health and Welfare Benefits4	1,353	1,353	1,353	48,708		1,353	1,353
Disability Income5	- -	- -	- -	- -		1,376,238	- -
Life Insurance Benefits6	- -	- -	- -	11,103		- -	325,000
Change-in-Control Payment	- -	- -	- -	1,335,000		- -	- -
Earned Vacation Pay	34,231	34,231	34,231	34,231		34,231	34,231
Outplacement	- -	- -	- -	20,000		- -	- -
Total	2,518,234	2,518,234	1,672,734	8,335,947		5,543,238	3,938,074
James A. Sabala
Short-term Performance Compensation	336,000	336,000	- -	1,008,000	1	336,000	336,000
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	151,756		- -	- -
Long-term Performance Compensation	180,416	180,416	180,416	541,248		334,311	334,311
Benefits & Perquisites:
Retirement Plans2	47,916	47,916	47,916	179,724		88,609	64,219
Deferred Compensation3	- -	- -	- -	- -		- -	- -
Health and Welfare Benefits4	1,353	1,353	1,353	48,708		1,353	1,353
Disability Income5	- -	- -	- -	- -		1,046,310	- -
Life Insurance Benefits6	- -	- -	- -	10,147		- -	280,000
Change-in-Control Payment	- -	- -	- -	840,000		- -	- -
Earned Vacation Pay	16,154	16,154	16,154	16,154		16,154	16,154
Outplacement	- -	- -	- -	20,000		- -	- -
Total	581,839	581,839	245,839	2,815,737		1,822,737	1,032,037

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control		Disability	Death
	on	on	on	on		on	on
Executive Benefits and	12/31/09	12/31/09	12/31/09	12/31/09		12/31/09	12/31/09
Payments Upon Termination	($)	($)	($)	($)		($)	($)
Ronald W. Clayton
Short-term Performance Compensation	231,240	231,240	- -	693,720	1	231,240	231,240
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	151,756		- -	- -
Long-term Performance Compensation	311,063	311,063	311,063	933,189		486,063	486,063
Benefits & Perquisites:
Retirement Plans2	587,206	587,206	587,206	703,780		1,520,058	1,034,262
Deferred Compensation3	- -	- -	- -	- -		- -	- -
Health and Welfare Benefits4	1,353	1,353	1,353	48,708		1,353	1,353
Disability Income5	- -	- -	- -	- -		1,225,001	- -
Life Insurance Benefits6	- -	- -	- -	8,939		- -	235,000
Change-in-Control Payment	- -	- -	- -	705,000		- -	- -
Earned Vacation Pay	22,596	22,596	22,596	22,596		22,596	22,596
Outplacement	- -	- -	- -	20,000		- -	- -
Total	1,153,458	1,153,458	922,218	3,287,688		3,486,311	2,010,514
Dr. Dean W. McDonald
Short-term Performance Compensation	195,316	195,316	- -	585,948	1	195,316	195,316
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	126,463		- -	- -
Long-term Performance Compensation	213,300	213,300	213,300	639,900		343,300	343,300
Benefits & Perquisites:
Retirement Plans2	76,529	76,529	76,529	191,936		177,141	123,026
Deferred Compensation3	- -	- -	- -	- -		- -	- -
Health and Welfare Benefits4	- -	- -	- -	- -		- -	- -
Disability Income5	- -	- -	- -	- -		734,018	- -
Life Insurance Benefits6	- -	- -	- -	5,329		- -	193,000
Change-in-Control Payment	- -	- -	- -	579,000		- -	- -
Earned Vacation Pay	11,135	11,135	11,135	11,135		11,135	11,135
Outplacement	- -	- -	- -	20,000		- -	- -
Total	496,280	496,280	300,964	2,159,711		1,460,910	865,777
Don Poirier
Short-term Performance Compensation	168,432	168,432	- -	505,296	1	168,432	168,432
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	101,170		- -	- -
Long-term Performance Compensation	177,750	177,750	177,750	533,250		297,750	297,750
Benefits & Perquisites:
Retirement Plans2	38,685	38,685	38,685	113,877		105,301	71,014
Deferred Compensation3
Health and Welfare Benefits4	315	315	315	11,340		315	315
Disability Income5	- -	- -	- -	- -		802,299	- -
Life Insurance Benefits6	- -	- -	- -	5,090		- -	176,000
Change-in-Control Payment	- -	- -	- -	528,000		- -	- -
Earned Vacation Pay	10,154	10,154	10,154	10,154		10,154	10,154
Outplacement	- -	- -	- -	20,000		- -	- -
Total	395,336	395,336	226,904	1,828,177		1,384,251	723,665
____________________

1.	Represents three times the highest annual bonus paid in the last three years.

2.	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which the NEO would be entitled. None of the NEOs qualify for early or regular retirement on December 31, 2009, under our retirement plan.

3.	Reflects the lump-sum present value held in the NEO’s account under our KEDCP as of December 31, 2009.

4.	Reflects the estimated lump-sum value of all future premiums, which will be paid on behalf of the NEO under our health and welfare benefit plans.

5.	Reflects the estimated lump-sum present value of all future payments, which the NEO would be entitled to receive under our disability program.

6.	Reflects the estimated lump-sum value of the cost of coverage for life insurance provided by us to the NEO; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to the NEO’s beneficiaries upon his death.

OTHER BENEFITS

Retirement Plan

     Our officers participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), which covers substantially all of our employees, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of our contributions, and related expenses or income, is specifically attributable to our officers. We were not required to make a contribution for 2009. We also have an unfunded Supplemental Excess Retirement Plan adopted in November 1985 (the “SERP”) under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the “Acts”), and the loss, if any, due to a deferral of salary made under our KEDCP and/or our 401(k) Plan will be paid out of our general funds to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $195,000 subject to specified adjustments and is calculated using earnings not in excess of $245,000. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and SERP define earnings for purposes of the plans to be “a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners’ bonus pay and the equivalent.”

     The following table shows estimated aggregate annual benefits under our Retirement Plan and the SERP payable upon retirement to a participant who retires in 2009 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2009.

Estimated Annual Retirement Benefits

Final Average	Years of Credited Service
Annual Earnings	5	10	15	20	25	30	35
$100,000	$6,527	$13,055	$19,582	$26,110	$32,637	$39,165	$45,692
125,000	8,715	17,430	26,145	34,860	43,575	52,290	61,005
150,000	10,902	21,805	32,707	43,610	54,512	65,415	76,317
175,000	13,090	26,180	39,270	52,360	65,450	78,540	91,630
200,000	15,277	30,555	45,832	61,110	76,387	91,665	106,942
225,000	17,465	34,930	52,395	69,860	87,325	104,790	122,255
250,000	19,652	39,305	58,957	78,610	98,262	117,915	137,567
275,000	21,840	43,680	65,520	87,360	109,200	131,040	152,880
300,000	24,027	48,055	72,082	96,110	120,137	144,165	168,192
325,000	26,215	52,430	78,645	104,860	131,075	157,290	183,505
350,000	28,402	56,805	85,207	113,610	142,012	170,415	198,817
375,000	30,590	61,180	91,770	122,360	152,950	183,540	214,130
400,000	32,777	65,555	98,332	131,110	163,887	196,665	229,442
425,000	34,965	69,930	104,895	139,860	174,825	209,790	244,755
450,000	37,152	74,305	111,457	148,610	185,762	222,915	260,067
475,000	39,340	78,680	118,020	157,360	196,700	236,040	275,380
500,000	41,527	83,055	124,582	166,110	207,637	249,165	290,692

     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2009, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 8 years; R. Clayton, 20 years; D. McDonald, 3 years; D. Poirier, 2 years; and J. Sabala, 1 year.

Pension Benefits

     The following table shows pension information under the Hecla Mining Company Retirement Plan and the SERP for the NEOs as of December 31, 2009. The terms and conditions for participation in, and payments from these plans are described below under “Other Benefits.” The actuarial present value of accumulated benefit is determined using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age of 65. These assumptions are described in the pension footnotes to our financial statements combined in our Annual Report to shareholders and our Annual Report on Form 10-K.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Calendar Year
Name	Plan Name	(#)	($)	($)
Phillips S. Baker, Jr.	Hecla Mining Company
	Retirement Plan	8	116,177	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		460,874	- -
Ronald W. Clayton	Hecla Mining Company
	Retirement Plan	20	290,841	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		296,365	- -
Dr. Dean W.A. McDonald	Hecla Mining Company
	Retirement Plan	3	52,625	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		23,904	- -
Don Poirier	Hecla Mining Company
	Retirement Plan	2	32,601	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		6,084	- -
James A. Sabala	Hecla Mining Company
	Retirement Plan	1	32,155	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		15,761	- -

PROPOSAL 2 – APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

     The Board believes that it is in the Company’s best interest to approve a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 500,000,000 on the same terms as the shares of common stock now authorized.

     As of March 23, 2010, 242,175,828 of our 400,000,000 currently authorized shares of common stock were issued and outstanding. Of the remaining authorized shares of common stock, 62,251,439 shares in the aggregate were reserved for issuance in connection with: (i) our stock-based compensation plan; (ii) conversion of our outstanding 6.5% Mandatory Convertible Preferred Stock; (iii) conversion of our outstanding Series B Cumulative Preferred Stock; and (iv) the exercise of our outstanding warrants to purchase common stock. As of March 23, 2010, 2,170,316 shares of our 5,000,000 currently authorized shares of preferred stock were issued and outstanding.

Reasons for the Proposed Increase in Authorized Capital

     The purpose of the proposed amendment is to allow us to have a sufficient number of shares of authorized and unissued common stock, which can be used for such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give Hecla greater flexibility and will allow the shares to be issued as determined by the Board without the expense and delay of a special meeting of our shareholders to approve the additional authorized capital stock. The corporate purposes for which we may issue common stock could include, without limitation, acquisitions of other companies or assets, exchange offers for debt or other equity, new equity offerings to raise capital, paying stock dividends, and providing incentives to employees, officers and directors pursuant to our various stock plans or in connection with the adoption of additional stock-based incentive plans, such as the 2010 Stock Incentive Plan. The Board will determine the terms of any such issuance of additional shares.

Possible Effects of the Proposed Amendment

     The increase in our authorized common stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, such shares will have a dilutive effect on the voting power and percentage equity ownership of our existing shareowners and, depending on the price at which they are issued, may have a dilutive effect on both the book value and market value of shares owned by our existing shareholders. The holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

     We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although Hecla could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of the Company because the issuance of such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Hecla.

     No further action or authorization by our shareholders would be necessary prior to the issuance of the additional shares authorized by the proposed amendment to our Certificate of Incorporation unless required in a particular transaction by applicable provisions of the Certificate of Incorporation, law or by the regulations of a stock exchange or other regulatory agency.

     We do not have any current plans, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares that exceeds the amount currently authorized but unissued.

     On February 18, 2010, the Board unanimously adopted resolutions setting forth the proposed amendment to our Certificate of Incorporation declaring its advisability and directing that the proposed amendment be submitted to the shareholders for their approval at the Annual Meeting. If adopted by the shareholders, the amendment will become effective upon filing of an appropriate amendment to our Certificate of Incorporation with the Delaware Secretary of State.

     The full text of the proposed revised Section 1 of Article IV of our Certificate of Incorporation is set forth as follows:

ARTICLE IV.
CAPITAL STOCK

     Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares of capital stock which the Corporation shall have authority to issue is 500,000,000, the total number of shares of Preferred Stock shall be 5,000,000, and each such share shall have a par value of $0.25; the total number of shares of Common Stock shall be 505,000,000 and each such share shall have a par value of $0.25.

     The Board recommends that shareholders vote “FOR” the amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock.

PROPOSAL 3 – APPROVAL OF THE HECLA MINING COMPANY
2010 STOCK INCENTIVE PLAN

     At the Annual Meeting, shareholders are being asked to consider and approve the adoption of the Hecla Mining Company 2010 Stock Incentive Plan (the “2010 Incentive Plan”) and to authorize a total of 20,000,000 shares of common stock of the Company to be issued under the 2010 Incentive Plan.

Introduction

     The Hecla Mining Company 1995 Stock Incentive Plan (the “1995 Plan”) was approved by our shareholders in 1995 and is scheduled to expire on May 5, 2010. The Board believes it is in the Company’s best interest to provide for a plan pursuant to which equity awards are granted to:
  attract, retain and reward key talent;

  provide stock-based incentives that promote the Company’s short and long-term financial growth and stability; and

  continuously enhance shareholder value.
     The 1995 Plan provided for the grant of up to 11,000,000 stock options and restricted stock units. Since the adoption of the 1995 Plan and through March 23, 2010, the Company had granted stock options and restricted stock units that equaled 11,288,153 shares, and cancelled 2,605,369 stock options or shares, leaving a balance as of March 23, 2010, of 2,317,216 shares under the 1995 Plan. On May 5, 2010, the 2,317,216 shares authorized but not issued under the 1995 Plan will expire (options outstanding but unexercised as of May 5, 2010, will remain outstanding until they are exercised, forfeited, or allowed to expire in accordance with their original terms).

     Due to the expiration of the 1995 Plan, and in consideration of the global recession, the Compensation Committee of the Board and the Board has approved, and are asking the shareholders to approve the 2010 Incentive Plan. If approved, the 2010 Incentive Plan will, beginning May 21, 2010, replace the 1995 Plan. Approval of the 2010 Incentive Plan will allow the Company to continue to provide equity awards as part of the Company’s compensation program, an important and significant tool for attracting, motivating and retaining valuable and talented employees, officers, and members of the Board, and for creating shareholder value. If the 2010 Incentive Plan is not approved by the shareholders, the Company may be compelled to increase the cash component of compensation for the key employees and officers because the Company would need to replace components of compensation previously delivered in equity awards.

     The central purpose of equity awards is to provide for pay-for-performance. Equity awards are more cost effective than cash for the Company to attract, motivate, and retain key employees, officers, and members of the Board, and are performance-based, linking the performance of the recipients with the performance of the Company. Replacing equity awards with cash may lead to a greater cash compensation expense, a decrease in cash flow, less flexibility in attracting, motivating and retaining competitive talent and a failure to directly align and link competitive talent with shareholder interests and return.

     The Board adopted the 2010 Incentive Plan on February 18, 2010, subject to shareholder approval. Although awards may be granted prior to shareholder approval, they must remain subject to shareholder approval, and no award may be exercised or settled until the 2010 Incentive Plan is approved by the shareholders. The Company does not anticipate granting any awards under the 2010 Incentive Plan unless and until shareholder approval is obtained.

     The total number of shares authorized and available for issuance under the 2010 Incentive Plan is 20,000,000. For additional details, see “Number of Authorized Shares” below. As of the date of this Proxy Statement, no awards have been made under the 2010 Incentive Plan. Under the terms of the 2010 Incentive

Plan, the maximum amount of stock that may be granted is 20,000,000. Currently, if the 2010 Incentive Plan is adopted, the Company anticipates that the number of available shares under the 2010 Incentive Plan will be sufficient to provide for the issuance of awards of equity compensation for at least ten (10) years.

     The Compensation Committee (which administers the equity plans of the Company) recognizes its responsibility to strike a balance between shareholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, motivate and retain key employees, officers and members of the Board whose contributions are critical to the short- and long-term growth and success of the Company. Important considerations in requesting shareholder approval for the 2010 Incentive Plan include:
  the 2010 Incentive Plan would not allow for repricing of the shares, except with the approval of shareholders; the Company believes that repricings upset the alignment of the interests of employees and shareholders;

  all stock options would be granted at fair market value at the grant date and could not be discounted; and

  no evergreen provision has been included in the 2010 Incentive Plan.
Burn Rate and Overhang

     In administering the equity program, the Company considers both the “burn rate” and the “overhang.” The Company defines the “burn rate” as the number of equity awards granted in the year, net of cancellations and expirations, divided by the sum of the undiluted weighted average shares of the common stock outstanding during the year plus the number of options that have been issued and are outstanding. The “burn rate” is intended to measure the potential dilutive effect of the annual equity grants. The total number of options granted in 2009 was 559,685 and the number of options cancelled or expired was zero. As of December 31, 2009, the number of shares outstanding was 238,415,742, and the total number of granted options outstanding was 1,671,450. For calendar 2009, the burn rate was less than 1% and the three-year average burn rate from calendar 2007 through calendar 2009 was less than 1%.

     Although there is no determinative definition of the term “overhang,” the Company defines “overhang” as the equity awards outstanding but not exercised, plus equity awards available to be granted, divided by the total shares of common stock outstanding. The “overhang” is intended to measure the potential dilutive effect of outstanding equity awards and future awards available for grant. As of December 31, 2009, the number of options outstanding but not exercised, 1,671,450, plus the equity awards available to be granted, 2,332,216 (for a total of 4,003,666), divided by the shares of common stock outstanding, 238,415,742, for an amount equal to .0167 or 1.7%. As of March 23, 2010, assuming shareholder approval of the 2010 Incentive Plan, the impending cancellation of all the approximately 2,317,216 options currently available to grant under the 1995 Plan, and 242,175,828 shares of the common stock outstanding, the current overhang, based on the above formula, would be 9.2%.

     The Company believes that the burn rate and the equity overhang (including the shares requested under the 2010 Incentive Plan) are reasonable in relation to companies in the same or similar industry and reflect the sound compensation practices of the Company and a judicious use of equity for compensation purposes.

     Shareholders are asked to approve the 2010 Incentive Plan, among other reasons, in order to:
  qualify stock options as incentive stock options for purposes of Section 422 of the Internal Revenue Code (the “Code”);

  qualify certain compensation under the 2010 Incentive Plan as performance-based compensation for purposes of Section 162(m) of the Code; and

  satisfy NYSE guidelines relating to equity compensation.

     Below is a summary of the material features of the 2010 Incentive Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the 2010 Incentive Plan. It is qualified in its entirety by reference to the full text of the 2010 Incentive Plan, which has been filed with the SEC with this Proxy Statement and is included herewith as Exhibit “A.”

General

     The significant features of the 2010 Incentive Plan include:
  a term of ten (10) years;

  provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance units and stock awards to officers, employees, members of the Board, and certain independent consultants;

  20,000,000 shares of common stock are authorized for issuance of awards;

  assuming that this Proposal No. 3 is approved, the authorized shares of common stock under the 2010 Incentive Plan represent approximately 8.3% of the total outstanding shares of common stock as of March 23, 2010; and

  as of March 23, 2010, the closing price of the common stock of the Company on the NYSE was $5.62 per share.
Purpose of the Incentive Plan

     The purpose of the 2010 Incentive Plan is to encourage ownership in the Company by our officers, employees, members of the Board, and certain independent consultants whose long-term employment by, or involvement with the Company, is important in aligning the interests of the award recipients and shareholders and permitting the award recipients to share in our success. The 2010 Incentive Plan provides an essential component of the total compensation package offered to our officers, employees, members of the Board, and certain independent consultants. It reflects the importance placed by the Company on motivating personnel to achieve superior results over the long term and paying participants based on that kind of achievement. The Company strongly believes that the equity compensation programs and emphasis on stock ownership have been integral to our progress and that a continuation of those programs and that emphasis is necessary for us to achieve superior performance in the future.

Material Features of the Incentive Plan

     The material features of the 2010 Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2010 Incentive Plan, the full text of which is set forth as Exhibit “A” to this Proxy Statement.

     Administration. Except as herein otherwise provided, the 2010 Incentive Plan will be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”). However, notwithstanding anything herein to the contrary, the independent members of the Board shall have full and complete authority to act under the 2010 Incentive Plan, in the same manner and with the same authority as the Committee, with respect to any grants of awards to our Chief Executive Officer. The Committee will have the authority to: (i) select members of the Board, officers, employees, and certain independent consultants to whom awards may be granted; (ii) determine the type of award, and the number of shares of common stock covered by each award; and (iii) determine the terms and conditions of any such awards. The Committee also will have the authority to: (i) adopt, alter and repeal the administrative rules, guidelines and practices governing the 2010 Incentive Plan as it deems advisable; (ii) interpret the terms and provisions of the 2010 Incentive Plan and any awards issued thereunder; and (iii) otherwise supervise the administration of the 2010 Incentive Plan. All decisions made by the Committee pursuant to the 2010 Incentive Plan will be final and binding.

     Number of Authorized Shares. The 2010 Incentive Plan authorizes the issuance of up to 20,000,000 shares of our common stock pursuant to the grant or exercise of stock options, including incentive stock options (“ISOs”), nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, performance units and stock awards. The shares available under the 2010 Incentive Plan can be divided among the various types of awards and participants as the Committee sees fit. The shares subject to grant under the 2010 Incentive Plan are to be made available from authorized but unissued shares or from treasury shares as determined from time to time by the Board. Awards may be granted for such terms as the Committee may determine, except that the term of a stock option may not exceed ten (10) years from its date of grant. No awards outstanding on the termination date of the 2010 Incentive Plan shall be affected or impaired by such termination. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options, pursuant to a qualified domestic relations order or a gift to an optionee’s children. The Committee has broad authority to fix the terms and conditions of individual agreements with participants. Using our stock price on March 23, 2010, it is anticipated that this share reserve would be sufficient to cover all of our stock awards for at least several years to come.

     In the event of certain changes in the capitalization of the Company, the Committee or Board may adjust: (i) the number and class of shares available for issuance under the 2010 Incentive Plan; (ii) the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights; (iii) the number and kind of shares subject to other outstanding awards granted under the 2010 Incentive Plan; and (iv) such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided however, that the number of shares subject to any award shall always be a whole number. In the event of an adjusted option price, such adjusted price shall also be used to determine the amount payable by the Company upon the exercise of any stock appreciation right associated with any stock option.

     Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant’s obligations, or shares repurchased on the open market with the proceeds of an option exercise price, will not result in additional shares becoming available for subsequent awards under the 2010 Incentive Plan. However, if: (i) restricted stock is forfeited; (ii) any stock option terminates without being exercised; or (iii) any stock appreciation right is exercised for cash, shares subject to such awards may again be available for grant under the 2010 Incentive Plan.

Eligibility and Participation

     Eligibility to participate in the 2010 Incentive Plan is limited to officers, employees, members of the Board, and certain independent consultants of the Company, its affiliates or subsidiaries, as determined by the Committee. Participation in the 2010 Incentive Plan is at the discretion of the Committee. As of March 23, 2010, there were approximately 48 eligible participants under the 2010 Incentive Plan.

Types of Award under the Incentive Plan

     The 2010 Incentive Plan authorizes the Committee to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Committee may determine to be necessary or desirable:
  incentive stock options (“ISOs”);

  nonqualified stock options (“NSOs);

  stock appreciation rights (“SARs”);

  restricted stock;

  performance units with performance-based conditions, or vesting conditions; and

  stock awards.

     Stock Options. The 2010 Incentive Plan authorizes the Committee to grant options to purchase Hecla common stock at an exercise price which cannot be less than the fair market value of such shares on the date of grant. The 2010 Incentive Plan permits optionees, with the approval of the Committee, to pay the exercise price of options in cash, stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or the Company. The term of options shall be as determined by the Committee, but shall not be longer than ten (10) years from the date of grant; provided, however, that in the case of an ISO granted to an optionee who, at the time the ISO is granted, owns common stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the term of the ISO shall be five (5) years from the date of grant or such shorter term as may be provided in the option agreement. The Committee will determine the time conditions under which options will become exercisable, and the extent to which they will be exercisable after the option holder’s employment terminates. Generally, options terminate upon:
  the option holder’s termination of employment for cause (as defined in the 2010 Incentive Plan), and will remain exercisable for not more than one (1) year after the option holder’s death (or such other period as the Committee may specify in the option agreement);

  not more than three (3) years after the option holder’s employment terminates because of disability (or such shorter period as the Committee may specify in the option agreement);

  not more than five (5) years after the option holder’s retirement (or such shorter period as the Committee may specify in the option agreement); and

  not more than three (3) months after the option holder’s employment terminates for any other reason.
As noted above, options may be granted either as ISOs or NSOs. The principal difference between ISOs and NSOs is tax treatment (see “Federal Income Tax Consequences” below).

     SARs. The 2010 Incentive Plan authorizes the Committee to grant SARs in conjunction with all or part of any stock option granted under the 2010 Incentive Plan. Upon the exercise of a SAR, the holder will receive an amount in cash, shares of common stock, or both equal in value to the excess of the fair market value of one share of common stock over the option price per share specified in the related stock option multiplied by the number of shares in respect of which the SAR has been exercised. Such amount will be paid to the holder in stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine. A SAR may be granted as an alternative to a previously or contemporaneously granted nonqualified option, but may only be granted contemporaneously with the grant of an ISO. A SAR will entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of stock on the date of exercise over the option price multiplied by the number of shares for which the optionee is exercising the SAR. Because a SAR is an alternative to an option, the option will be cancelled to the extent that the SAR is exercised, and the SAR will be cancelled to the extent the option is exercised.

     Restricted Stock. The 2010 Incentive Plan authorizes the Committee to grant restricted stock to individuals with such restriction periods as the Committee may designate. The Committee may also provide at the time of grant that restricted stock cannot vest unless applicable performance goals are satisfied. The Committee may, in addition to requiring satisfaction of performance goals, condition vesting upon the continued service of the participant. The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by the Company. Restricted stock may not be sold, assigned, transferred, pledged, voted or otherwise encumbered. Restricted stock is forfeited upon termination of employment, unless otherwise provided by the Committee.

     Performance Units. The 2010 Incentive Plan authorizes the Committee to award performance units either alone or in addition to other awards granted under the 2010 Incentive Plan. The Committee may condition the settlement of performance units upon the continued service of the participant, the attainment of performance goals, or both. The provisions of such awards (including applicable performance goals) need not be the same with respect to each recipient. Performance units are forfeited upon termination of employment.

     An award cycle consists of a fiscal year or a period of consecutive fiscal years or portions thereof designated by the Committee over which performance units are to be earned. At the conclusion of a particular award cycle, the Committee will determine the number of performance units granted to a participant that have been earned and will deliver to such participant: (i) the number of shares of common stock equal to the number of performance units determined by the Committee to have been earned and/or (ii) cash equal to the fair market value of such number of shares of common stock to the participant. The Committee may, in its discretion, permit participants to defer the receipt of performance units, provided that the election to defer payment is made prior to the commencement of the applicable award cycle.

     The Committee will have the authority to determine: (i) the members of the Board, officers, employees, or independent consultants to whom, and the times at which, performance units shall be awarded; (ii) the number of performance units to be awarded to any participant; (iii) the duration of the award cycle; and (iv) any other terms and conditions of an award. In the event that a participant’s employment is terminated (other than for cause) or in the event of the retirement of a participant, the Committee will have the discretion to waive, in whole or in part, any or all remaining payment limitations; provided however, that the satisfaction of any applicable performance goals by an employee who has been determined by the Committee to be subject to Section 162(m) of the Code (see “Federal Income Tax Consequences” below) cannot be waived unless such employee’s employment is terminated by death, disability or “change-in-control” (as defined in the 2010 Incentive Plan).

     Stock Awards. Stock may also be awarded under the 2010 Incentive Plan. The Committee will determine: (i) eligibility for any award; (ii) the time or times at which a stock award may be awarded; (iii) the number of stock awards to be awarded; and (iv) any other terms and conditions of an award. Each stock award may also be subject to such other provisions as the Board determines appropriate, including, without limitation, provisions for forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any stock award. No stock award will be made more than ten (10) years after the date of the adoption of the 2010 Incentive Plan.

     Amendment and Discontinuance. The 2010 Incentive Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may be made that would: (i) impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award, performance unit award, or stock award previously granted without the optionee’s or recipient’s consent, except such an amendment made to qualify the 2010 Incentive Plan for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”), or (ii) disqualify the 2010 Incentive Plan from the exemption provided by Rule 16b-3. Except as expressly provided in the 2010 Incentive Plan, the 2010 Incentive Plan may not be amended without shareholder approval to the extent such approval is required by law or by the NYSE.

     The 2010 Incentive Plan provides that in the event of any change in corporate capitalization, such as a stock split, or certain corporate transactions, such as any merger, consolidation, separation, spin-off or other distribution of property, or any reorganization or partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustment in the aggregate number and kind of shares reserved for issuance under the 2010 Incentive Plan, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the 2010 Incentive Plan as may be determined to be appropriate by the Committee or Board, in its sole discretion. The 2010 Incentive Plan also provides that in the event of a change-in-control of the Company, as defined in the 2010 Incentive Plan: (i) any SARs and stock options outstanding as of the date of the change-in-control, other than SARs which have not been outstanding for at least six (6) months on such date, which are not then exercisable and vested will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested; (iii) all performance units will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such performance units will be settled in cash as promptly as practicable; (iv) any restrictions or limitations applicable to any stock award will lapse and any such stock award will become free of all restrictions and become transferable; and (v) stock options may be surrendered, subject to certain limitations, at any time during the 60-day period following a change-incontrol, for a cash payment (or, in certain circumstances, an equivalent number of shares of the Company’s common stock) equal to the spread between the exercise price of the option and the change-in-control price (as defined in the 2010 Incentive Plan).

Federal Income Tax Consequences

     The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options, SARs, restricted stock, performance units, and stock awards. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/ or exercise of the awards, and the ownership and disposition of any underlying securities. Tax consequences will also vary depending upon the jurisdiction where the recipient of the award may reside.

     Nonqualified Options and SARs. The recipient of a nonqualified stock option (with or without a SAR) under the 2010 Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

     ISOs. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or the exercise of the ISO. If the recipient disposes of the shares purchased pursuant to the ISO more than two (2) years after the date of grant and more than one (1) year after the transfer of the shares to him or her (the required statutory “holding period”): (i) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

     If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of: (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. Generally, if an ISO is not exercised within three (3) months following a participant’s termination of employment, the ISO will be treated as a nonqualified stock option.

     Restricted Stock. A recipient will not be taxed at the date of an award of restricted shares, provided that the restricted shares are subject to substantial risk of forfeiture, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).

Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company, unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the recipient as dividends and will not be deductible by the Company.

     Performance Units. A participant who has been granted a performance unit award will not realize taxable income until the applicable award cycle expires and the participant is in receipt of the stock subject to the award or an equivalent amount of cash, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code (see below).

     Stock Awards. A recipient of a stock award, unless subject to restrictions or limitations, will generally be subject to tax at the time the stock is awarded, at the ordinary income tax rate on the fair market value of the stock. At that time, the Company generally will be allowed a corresponding tax deduction.

     The 2010 Incentive Plan has been designed to take into account tax law provisions that impose limits on the ability of a public company to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public company. Certain types of compensation, including options granted with a fair market value exercise price, and performance-based stock awards, are generally excluded from this deduction limit. However, in an effort to ensure that options under the 2010 Incentive Plan will qualify for the exclusion for performance-based compensation and to permit the Committee to grant other awards under the 2010 Incentive Plan that will also so qualify, the 2010 Incentive Plan is being submitted to the shareholders for approval at the Annual Meeting. By approving the 2010 Incentive Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein for purposes of Section 162(m).

New Plan Benefits

     As of the date of this Proxy Statement, no awards have been made under the 2010 Incentive Plan. The amount of awards to be made under the 2010 Incentive Plan is not presently determinable.

Equity Compensation Plan Information

     The following table summarizes information about our equity compensation plans as of December 31, 2009. All outstanding awards relate to our common stock.

		Weighted-Average	Number of Securities
	Number of Securities to	Exercise Price	Remaining Available for
	be Issued Upon Exercise	of Outstanding	Future Issuance Under
	of Outstanding Options,	Options,	Equity Compensation
	Warrants and Rights	Warrants and Rights	Plans
Equity Compensation Plans Approved by Security
Holders:
1995 Stock Incentive Plan	1,571,450	6.46	2,332,216
Stock Plan for Nonemployee Directors	- -	N/A	712,886
Key Employee Deferred Compensation Plan	100,000	3.65	2,552,899
Equity Compensation Plans Not Approved by
Security Holders	- -	- -	- -
Total	1,671,450	6.29	5,598,001

     The Board of Directors recommends a vote “FOR” the Hecla Mining Company 2010 Stock Incentive Plan in substantially the same form as included as Exhibit “A” to this Proxy Statement.

PROPOSAL 4 – RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP, AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

     The Audit Committee has selected BDO Seidman, LLP (“BDO”), to serve as our independent registered public accounting firm for 2010, subject to ratification by our shareholders. BDO has served as our independent registered public accounting firm since 2001.

     Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

     Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, we are asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of BDO to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm, and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and our shareholders.

     The Board recommends that shareholders vote “FOR” the ratification of BDO Seidman, LLP, as our independent registered public accounting firm for 2010.

ANNUAL REPORT

     Our Annual Report to Shareholders, consisting of our Form 10-K for the year ended December 31, 2009, and other information, is being made available to shareholders with this Proxy Statement. Shareholders of record may obtain a copy of our Annual Report on Form 10-K for the calendar year ended December 31, 2009, without cost by (i) written request to Attn.: Investor Relations, or (ii) requesting a copy through our website at http://www.hecla-mining.com under “Investor Relations” and then selecting “Proxy Materials” and “Contact Information.” In addition, a shareholder may also view the Annual Report on our website. The Annual Report on Form 10-K is not part of the proxy solicitation materials for the Annual Meeting.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors Michael B. White Corporate Secretary
April 5, 2010

EXHIBIT “A”

HECLA MINING COMPANY 2010 STOCK INCENTIVE PLAN

Section 1. Purpose; Definitions

     The purpose of the Plan is to give the Corporation the ability to attract, retain and motivate members of the Board of Directors, officers, employees and certain independent consultants, and to provide the Corporation, its subsidiaries and any member of a controlled group of corporations, as determined in accordance with Section 1563(a)(1), (2) and (3) of the Internal Revenue Code with respect to which the Corporation is a member, with the ability to provide incentives more directly linked to the returns to shareholders.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a) “Affiliate” means a corporation or other entity that is: (i) a member of a controlled group of corporations or entities as determined in accordance with Section 1563(a)(1), (2) and (3) of the Internal Revenue Code with respect to which the Corporation is a member, and (ii) designated by the Committee from time to time as such.

     (b) “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Units, or Stock Award.

     (c) “Award Cycle” means a fiscal year or a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

     (d) “Board” means the Board of Directors of the Corporation.

     (e) “Cause” means: (i) conviction of the optionee for committing a felony under federal law or the law of the state in which such action occurred; (ii) dishonesty in the course of fulfilling the optionee’s employment duties; or (iii) willful and deliberate failure on the part of the optionee to perform his or her employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final and binding on all interested parties.

     (f) “Change-in-Control” and “Change-in-Control Price” have the meanings set forth in subsections (b) and (c) of Section 11, respectively.

     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (h) “Commission” means the Securities and Exchange Commission or any successor agency.

     (i) “Committee” means the Compensation Committee of the Board of Directors of the Corporation or such other committee referred to in Section 2.

     (j) “Common Stock” means common stock, par value $0.25 per share, of the Corporation.

     (k) “Corporation” means Hecla Mining Company, a Delaware corporation.

     (l) “Covered Employee” means a participant designated prior to the grant of shares of an Award by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Award is expected to be taxable to such participant.

     (m) “Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

     (n) “Disinterested Person” means a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

     (o) “Early Retirement” means retirement from active employment with the Corporation, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

     (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (q) “Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market); (ii) national market system; or (iii) automated quotation system on which the shares of Common Stock are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) if there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee reasonably and in good faith.

     (r) “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

     (s) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     (t) “Normal Retirement” means retirement from active employment by the employee with the Corporation, a subsidiary or Affiliate on or after the date on which the employee attains age 65.

     (u) “Performance Goals” mean any performance goals established by the Committee prior to the grant of Restricted Stock or Performance Units, which may include, but shall not be limited to, the attainment of specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/ or total stockholder return (measured in terms of stock price appreciation and/or dividend growth), reserve growth, achievement of cost control, production targets at specific mines or company-wide, or such subsidiary, division or department of the Corporation for or within which the participant is primarily employed or the stock price of the Corporation and that are intended to qualify under Section 162(m)(4)(C) of the Code. Such Performance Goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures established by the Committee, which may include those described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and Section 1.162-27 of the Treasury Regulations or any such successor regulations.

     (v) “Performance Units” means an award made pursuant to Section 8.

     (w) “Plan” means the Hecla Mining Company 2010 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     (x) “Restricted Stock” means an award granted under Section 7.

     (y) “Retirement” means Normal or Early Retirement.

     (z) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

     (aa) “Stock Appreciation Right” means a right granted under Section 6.

     (bb) “Stock Award” means an award granted under Section 9.

     (cc) “Stock Option” means an option granted under Section 5.

     (dd) “Termination of Employment” means the termination of the employment of a participant with the Corporation and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Corporation or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Section 2. Administration

     Except as herein provided, the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two Disinterested Persons, each of whom shall be an “outside director” for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of, the Board; however, in the case of the chief executive officer, the Plan shall be administered by the independent members of the Board as provided below.

     Notwithstanding anything herein apparently to the contrary, the independent members of the Board shall have full and complete authority to act under this Plan, in the same manner and with the same authority as the Committee, with respect to the administration of the Plan as to all grants of Awards pursuant to the terms of the Plan regarding the chief executive officer of the Corporation.

     Except as otherwise provided above, the Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to members of the Board, officers, employees of the Corporation and its subsidiaries and Affiliates and certain independent consultants.

     The Committee shall also have the authority and responsibility to make recommendations to the independent members of the Board with respect to any Awards granted under the terms of the Plan.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) to select the members of the Board, employees, and certain independent consultants to whom Awards may from time to time be granted;

     (b) determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Stock Awards or any combination thereof are to be granted hereunder;

     (c) determine the number of shares of Common Stock to be covered by each Award granted hereunder;

     (d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine; provided, however, that the Committee shall have no authority to reprice existing Stock Options under the Plan without shareholder approval;

     (e) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

     (f) determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

     (g) determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 8(b)(i).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. Except in the case of Awards granted to the chief executive officer of the Corporation which will be made by the independent members of the Board, all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all interested parties, including the Corporation and Plan participants.

Section 3. Common Stock Subject to Plan

     The total number of shares of Common Stock reserved and available for grant under the Plan shall be 20,000,000. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

     Subject to Section 7(c)(iv), if any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its Staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

     In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Section 4. Eligibility

     Except as otherwise required under Section 422 of the Code, members of the Board, officers, employees, and certain independent consultants for the Corporation, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth, profitability or operation of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

Section 5. Stock Options

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided however, that grants hereunder are subject to the total number of shares of Common Stock reserved and available for grant pursuant to Section 3. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

     Stock Options shall be evidenced by option agreements with participants, the terms and provisions of which may differ with respect to each participant. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Corporation shall promptly notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such agreement or agreements shall become effective upon execution by the Corporation and the participant.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant; provided, however, that if a participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or any subsidiary, the option price per share of an Incentive Stock Option granted to such participant shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted; provided, however, that in the event a Stock Option would expire during a black-out period, as such period is determined under the terms of the then currently effective insider trader policy of the Corporation, the term of any such Stock Option shall automatically be extended for a period of sixty (60) days after the end of such black-out period; further provided, however, in the case of an Incentive Stock Option granted to an optionee who, at the time the Incentive Stock Option is granted, owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or any subsidiary thereof, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the option agreement.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check, wire transfer or such other method of payment or negotiable instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and must have been owned by the optionee for more than six (6) months on the date of surrender.

     If payment of the option exercise price of a Nonqualified Stock Option is made, in whole or in part, in the form of unrestricted Common Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of unrestricted Common Stock used for payment of the option exercise price shall be subject to the same restrictions or other limitations to which such unrestricted Common Stock was subject, unless otherwise determined by the Committee.

     In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

     No shares of Common Stock shall be issued until full payment therefore has been made. An optionee shall have all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

     (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than: (i) by will or by the laws of descent and distribution consistent with Section 422(b)(5) of the Code; or (ii) in the case of a Nonqualified Stock Option, pursuant to: (a) a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d) of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (b) a gift to such optionee’s children, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. If an Incentive Stock Option is transferred pursuant to a domestic relations order, the Stock Option does not qualify as an Incentive Stock Option as of the day of such transfer. All Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Nonqualified Stock Option, its alternative payee pursuant to such qualified domestic relations order, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order or a gift permitted under the applicable option agreement.

     (f) Termination by Death. Unless otherwise determined by the Committee, if an optionee’s employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee’s employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

     (h) Other Termination. Unless otherwise determined by the Committee: (i) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (ii) if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option’s term; provided however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

     (i) Termination at or after a Change-in-Control. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change-in-Control (as defined Section 11(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of: (i) six months and one day from the date of such Termination of Employment, and (ii) the balance of such Stock Option’s term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

     (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price multiplied by the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     Cash-outs pursuant to this Section 5(j) relating to Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the “window period” provisions of Rule 16b-3, to the extent applicable, and, in the case of cash-outs of Nonqualified Stock Options held by such optionees, the Committee shall use Fair Market Value.

     (k) Change-in-Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change-in-Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change-in-Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised; provided however, that if the Change-in-Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change-in-Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be canceled in exchange for a cash payment to the optionee, effective on the day which is six months and one day after the date of grant of such Option, equal to the excess of the Fair Market Value of the Common Stock over the option price multiplied by the number of shares of Common Stock granted under the Stock Option.

     (l) $100,000 Per Year First Exercisable Limitation. Stock Options are not treated as Incentive Stock Options, but are instead treated as Nonqualified Stock Options, to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and its parent and subsidiary corporations) exceeds $100,000.

Section 6. Stock Appreciation Rights

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6; provided however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

     (1) may require that such Stock Appreciation Rights be exercised for cash only in accordance with the applicable “window period” provisions of Rule 16b-3; and

     (2) in the case of Stock Appreciation Rights relating to Nonqualified Stock Options, may provide that the amount to be paid in cash upon exercise of such Stock Appreciation Rights during a Rule 16b-3 “window period” shall be based on the Fair Market Value.

     (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

Section 7. Restricted Stock

     (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the members of the Board, officers, employees or independent consultants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the total number of shares of Common Stock reserved and available for grant pursuant to Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

     The Committee may, prior to grant, condition vesting of Restricted Stock upon the attainment of Performance Goals. The Committee may, in addition to requiring satisfaction of Performance Goals, condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

     (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hecla Mining Company 2010 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408.”

     The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (i) Subject to the provisions of the Plan (including Section 5(d)) and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant’s continued service is required (the “Restriction Period”), and until the later of: (A) the expiration of the Restriction Period, and (B) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

     (ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 14(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

     (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 11(a)(ii), upon a participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

     (iv) Except to the extent otherwise provided in Section 11(a)(ii), in the event that a participant retires or such participant’s employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant’s employment is terminated by reason of death or Disability) with respect to any or all of such participant’s shares of Restricted Stock.

     (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

     (vi) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

Section 8. Performance Units

     (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the members of the Board, officers, employees, or independent consultants to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the total number of shares of Common Stock reserved and available for grant pursuant to Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

     The Committee may condition the settlement of Performance Units upon the continued service of the participant, the attainment of Performance Goals, or both. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

     (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

     (i) Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate the Corporation’s performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the number of Performance Units granted to the participant which have been earned and the Committee may then elect to deliver: (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant.

     (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 11(a)(iii), upon a participant’s Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

     (iii) Except to the extent otherwise provided in Section 11(a)(iii), in the event that a participant’s employment is terminated (other than for Cause), or in the event a participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant’s employment is terminated by reason of death or Disability) with respect to any or all of such participant’s Performance Units.

     (iv) A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee (the “Elective Deferral Period”) and, if applicable, compliance with Section 409A and the regulations issued under Section 409A. Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

     (v) If and when any applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

     (vi) Each Award shall be confirmed by, and be subject to the terms of, a Performance Unit Agreement.

Section 9. Stock Awards

     (a) Administration. Stock Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the members of the Board, officers, employees, or independent consultants to whom and the time or times at which Stock Awards shall be awarded, the number of Stock Awards to be awarded to a participant (subject to the total number of shares of Common Stock reserved and available for grant pursuant to Section 3), and any other terms and conditions of the Stock Award, in addition to those contained in Section 9(b).

     (b) Terms and Conditions. Stock Awards shall be subject to the following terms and conditions:

     (i) each Stock Award awarded under the Plan to a participant under this Section 9 may also be subject to such other provision (whether or not applicable to a Stock Award to any other participant) as the Board determines appropriate, including without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Stock Award, provisions giving the Corporation the right to repurchase shares acquired under any Stock Award, provisions to comply with federal and state securities laws, underwritings or conditions as to the participant’s employment, in addition to those specifically provided for under any other plan pursuant to which any such Stock Award may be made;

     (ii) no Stock Award shall be made more than ten years after the date of the adoption of the Plan; provided, however, that the terms and conditions applicable to any Stock Award made within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other persons as may then have an interest therein.

Section 10. Change-in-Control Provisions

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary but subject to the provisions of subsection (k) of Section 5, in the event of a Change-in-Control:

     (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change-in-Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided however, that, in the case of the holder of Stock Appreciation Rights who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall have been outstanding for at least six months at the date such Change-in-Control is determined to have occurred.

     (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     (iii) All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

     (iv) Any restrictions or limitations applicable to any Stock Award shall lapse, and such Stock Award shall become free of all restrictions and become transferable without restriction or limitation.

     (b) Definition of Change-in-Control. For purposes of the Plan, a “Change-in-Control” shall mean the happening of any of the following events:

     (i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act) (a “Person”) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Section 11(b), the following acquisitions shall not constitute a “Change-in-Control”: (i) any acquisition directly from the Corporation or approved by the “Incumbent Directors” (as defined in paragraph (ii) of this subsection (b)), following which such Person owns not more than 40% of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities; (II) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (III) any acquisition by the Corporation; (IV) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; (V) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this subsection (b); or

     (ii) Individuals who, as of the effective date of the Plan, constitute the Board (such Board shall hereinafter be referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided however, that any individual who becomes a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were an Incumbent Director; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Consummation of a reorganization, merger or consolidation (or similar corporate transaction) involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) more than 60% of, respectively, the then outstanding shares of common stock and the total voting power of (I) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (II) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be, were converted pursuant to such Business Combination), and such beneficial ownership of common stock or voting power among the holders thereof is in substantially the same proportion as the beneficial ownership of Outstanding Corporation Common Stock and the voting power of such Outstanding Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), unless such acquisition is pursuant to a Business Combination that is an acquisition by the Corporation or a subsidiary of the Corporation of the assets or Stock of another entity that is approved by the Incumbent Directors, following which such person owns not more than 40% of such outstanding shares and voting power, and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

     (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     (v) Notwithstanding the foregoing, a Change-in-Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of 20% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities as a result of the acquisition of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities by the Corporation which reduces the number of shares of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional shares of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities that increases the percentage of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities beneficially owned by such person, a Change-in-Control of the Corporation shall then occur.

     (c) Change-in-Control Price. For purposes of the Plan, “Change-in-Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed, such as The NASDAQ Stock Market LLC during the 60-day period prior to and including the date of a Change-in-Control, or (ii) if the Change-in-Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided however, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change-in-Control, then the Change-in-Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and (y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive

Stock Options, the Change-in-Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

Section 11. Term, Amendment and Termination

     The Plan will terminate ten (10) years after the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or Stock Award theretofore granted or made without the optionee’s or recipient’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by law or agreement.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted or made prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

Section 12. Unfunded Status of Plan

     It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation under the Code and Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13. General Provisions

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

     (i) listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

     (ii) any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or maintaining in effect any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

     (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.

     (g) In the case of a grant of an Award to any employee of a Corporation subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

Section 14. Effective Date of Plan

     The Plan shall be effective as of May 21, 2010, the date it is approved by at least a majority of the shares of Common Stock of the Corporation present, in person, or by proxy.

MEETING TO BE HELD AT:

The Salvation Army
Coeur d’Alene Ray and Joan Kroc
Corps Community Center
1765 W. Golf Course Road
Coeur d’Alene, Idaho

DRIVING DIRECTIONS

Driving Directions – Coeur d’Alene

The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center is located off of Ramsey Rd., North of I-90 exit 11, on W. Golf Course Rd.

Directions from Washington

From I-90 Eastbound, take the Northwest Blvd. (exit 11). From exit ramp, turn left onto N. Ramsey Rd. and continue for 0.4 miles. Turn left onto W. Golf Course Rd.

Directions from Montana

From I-90 Westbound, take the Northwest Blvd. (exit 11). From exit ramp, turn right onto N. Ramsey Rd. and continue for 0.4 miles. Turn left onto W. Golf Course Rd.

HECLA MINING COMPANY 6500 N. MINERAL DRIVE SUITE 200 COEUR D' ALENE, ID 83815
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1	Election of Directors Nominees

01	Ted Crumley	02	Terry V. Rogers	03	Charles B. Stanley

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	PROPOSAL to approve the amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of common stock of the Company from 400,000,000 to 500,000,000.	☐	☐	☐

3	PROPOSAL to approve the adoption of the 2010 Stock Incentive Plan and to reserve up to 20,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan.	☐	☐	☐

4	PROPOSAL to ratify and approve the selection of BDO Seidman, LLP, as independent auditors of the Company for the calendar year ending December 31, 2010.	☐	☐	☐

NOTE: In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: The Proxy must be signed exactly as your name or names appear on this card. Executors, administrators, trustees, partners, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

PROXY SOLICITED ON BEHALF OF	ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS	MAY 21, 2010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR
DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSALS 2, 3 AND 4.

The undersigned, revoking any previous proxies, hereby appoints PHILLIPS S. BAKER, JR. and
MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Company's Annual Meeting of Shareholders on May 21, 2010, and any adjournments or postponements thereof, and there to vote the undersigned's shares of Common Stock of the Company on the following matters as described in the Board of Directors Proxy Statement for such meeting, a copy of which has been received by the undersigned.